As filed with the Securities and Exchange Commission on February 11, 2010
Registration No. _________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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NORTH BAY RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware	1000	83-0402389
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

PO Box 162, Skippack, Pennsylvania 19474
(215) 661-1100
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
———————————
Perry Leopold, Chief Executive Officer
2120 Bethel Road
Landale, Pennsylvania 19446
(215) 661-1100
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
—————————

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
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Approximate Date of Commencement of Proposed Sale to the Public: from time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer		Accelerated filer
Non-accelerated filer	(Do not check if a smaller reporting company)	Smaller reporting company	x

CALCULATION OF REGISTRATION FEE
Title of Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.001 par value	16,782,624(1)	$0.029	$486,696	$34.70
Total	16,782,624	$0.029	$486,696	$34.70
(1) These shares are being registered pursuant to a Securities Purchase Agreement dated as of October 7, 2009 between North Bay Resources Inc. and Tangiers Investors, LP.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION
DATED FEBRUARY 10, 2010

PROSPECTUS
NORTH BAY RESOURCES INC.
16,782,624 Shares of Common Stock

This prospectus (the “Prospectus”) relates to the resale of 16,782,624 shares of our common stock, par value of $0.001, by certain individuals and entities who beneficially own shares of our common stock.  We are not selling any shares of our common stock in this offering and therefore we will not receive any proceeds from this offering. However, the Company will receive proceeds from the sale of our common stock under the Securities Purchase Agreement which was entered into between the Company and Tangiers Investors, LP, (“Tangiers”), the selling stockholder. We agreed to allow Tangiers to retain 10% of the proceeds raised under the Securities Purchase Agreement, which is more fully described below.

The shares of our common stock are currently traded on the Pink Sheets and not on the Over-the-Counter-Bulletin Board, however, the Company plans to register its stock for issuance on the Over-the-Counter-Bulletin Board.  Once the Company’s stock is registered for trading on the Over-the-Counter-Bulletin Board the stock will be offered for sale by the selling stockholder at prices established on the Over-the-Counter Bulletin Board during the term of this offering. The stock prices may be different than prevailing market prices or at privately negotiated prices. Our common stock is quoted on the Pink Sheets under the symbol “NBRI.PK.” Once our common stock is quoted on the Over-the-Counter-Bulletin Board the prices will fluctuate based on the demand for the shares of our common stock.

On October 7, 2009, we entered into a Securities Purchase Agreement with Tangiers. Pursuant to the Securities Purchase Agreement, the Company may, at its discretion, periodically sell to Tangiers shares of its common stock for a total purchase price of up to $5,000,000. For each share of common stock purchased under the Securities Purchase Agreement, Tangiers will pay  us 90% of the lowest volume weighted average price of the Company's common stock as quoted by Bloomberg, LP on the Over-the-Counter Bulletin Board or other principal market on which the Company's common stock is traded for the five days immediately following the notice date. The price paid by Tangiers for the Company's stock shall be determined as of the date of each individual request for an advance under the Securities Purchase Agreement. Tangiers’ obligation to purchase shares of the Company's common stock under the Securities Purchase Agreement is subject to certain conditions, including the Company obtaining an effective registration statement for shares of the Company's common stock sold under the Securities Purchase Agreement and is limited to $100,000 per ten consecutive trading days after the advance notice is provided to Tangiers. The Securities Purchase Agreement shall terminate and Tangiers shall have no further obligation to make advances under the Securities Purchase Agreement at the earlier of the passing of 18 months after the date that the Securities and Exchange Commission declares the Company’s registration statement effective or the Company receives advances from Tangiers equal to $5,000,000. Upon the execution of the Securities Purchase Agreement, Tangiers received a one-time commitment fee equal to $85,000 of the Company's common stock divided by the lowest volume weighted average price of the Company's common stock during the 10 business days immediately following the date of the Securities Purchase Agreement, as quoted by Bloomberg, LP.

Our common stock is currently trading at $0.029 per share, which means our shares will be issued to Tangiers at $0.026 per share. Therefore we will need to register 191,570,881 shares of our common stock in order to obtain the full $5,000,000 available to us under the Securities Purchase Agreement. We are only able to register 16,782,624 on this registration statement. The total amount of 16,782,624 shares of our common stock will be issued to Tangiers in order to obtain the funds available to us under the Securities Purchase Agreement.   We will be required to file another registration statement if we intend to obtain the full amount of funds available to us under the Securities Purchase Agreement. If we issue to Tangiers all 16,782,624 shares of our common stock we will only be able to receive approximately $436,696 in net proceeds after deducting expenses related to filing this registration statement. This registration statement must be declared effective prior to us being able to issue those additional shares to Tangiers so that we may obtain cash advances under the Securities Purchase Agreement.

Tangiers, a selling stockholder under this registration statement, intends to sell up to 6,589,147 shares of our common stock, which were previously issued as a commitment fee under the Securities Purchase Agreement, and shares of our common stock which will be issued to Tangiers so that we may receive financing pursuant to the Securities Purchase Agreement.   As of February 4, 2010, the shares of common stock to be issued in order to receive advances under the Securities Purchase Agreement upon issuance would equal approximately 30% of our outstanding common stock.

With the exception of Tangiers, who is an “underwriter” within the meaning of the Securities Act of 1933, no other underwriter or person has been engaged to facilitate the sale of shares of our common stock in this offering. This offering will terminate twenty-four months after the accompanying registration statement is declared effective by the Securities and Exchange Commission. None of the proceeds from the sale of our common stock by the selling stockholders will be placed in escrow, trust or any similar account.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 3 TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OF ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

The date of this Prospectus is February __, 2010

i

GENERAL

As used in this Prospectus, references to “the Company,” “North Bay” “we”, “our,” “ours” and “us” refer to North Bay Resources Inc., unless otherwise indicated. In addition, any references to our “financial statements” are to our financial statements except as the context otherwise requires.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the common stock. You should carefully read the entire Prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision.

Corporate Background and Our Business

The Company was incorporated in the State of Delaware on June 18, 2004 under the name Ultimate Jukebox, Inc.  On September 4, 2004, Ultimate Jukebox, Inc. merged with NetMusic Corporation, and subsequently changed the Company name to NetMusic Entertainment Corporation.  On March 10, 2006, the Company ceased digital media distribution operations, began operations as a natural resources company, and changed the Company name to Enterayon, Inc.  On January 15, 2008, the Company merged with and assumed the name of its wholly-owned subsidiary, North Bay Resources Inc.  As a result of the merger, Enterayon, Inc. was effectively dissolved, leaving North Bay Resources Inc. as the remaining company.

We seek to acquire, develop, and exploit natural resource properties with extensive reserves of precious metals, including gold, silver, platinum, and palladium, as well as base metals, including copper, zinc, lead and molybdenum. The Company’s business plan is based on the Generative Business Model, which is designed to leverage our mining properties and mineral claims into near-term revenue streams even during the earliest stages of exploration and development.  This is accomplished by entering into sales, joint-venture, and/or option contracts with other mining companies, for which the Company generates revenue through payments in cash, stock, and other consideration.  The Company also plans on generating revenue through mining once commercial operations begin on any of its properties.

Our headquarters are located at 2120 Bethel Road, Lansdale, PA 19446, with a mailing address of PO Box 162, Skippack, PA 19474.  Our website is located at www.northbayresources.com. Our telephone number is (215) 661-1100.

Going Concern

Our financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has generated modest revenues since inception and has never paid any dividends and is unlikely to pay dividends. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations and to determine the existence, discovery and successful exploration of economically recoverable reserves in its resource properties, confirmation of the Company’s interests in the underlying properties, and the attainment of profitable operations. The Company has had very little operating history to date. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. These factors raise substantial doubt regarding the ability of the Company to continue as a going concern.

We have experienced recurring net losses from operations, which losses have caused an accumulated deficit of approximately $9.85 million as of September 30, 2009. In addition, we have a working capital deficit of approximately $532,000 as of September 30, 2009. We had net losses of $328,478 and $1.4 million for the years ended December 31, 2008 and 2007, respectively. These factors, among others, raise substantial doubt about our ability to continue as a going concern. If we are unable to generate profits and are unable to continue to obtain financing to meet our working capital requirements, we may have to curtail our business sharply or cease operations altogether. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis to retain our current financing, to obtain additional financing, and, ultimately, to attain profitability. Should any of these events not occur, we will be adversely affected and we may have to cease operations.

The ongoing execution of our business plan is expected to result in operating losses over the next twelve months. Management believes it has enough cash to maintain its operations for the next twelve months. There are no assurances that we will be successful in achieving our goals of increasing revenues and reaching profitability.

In view of these conditions, our ability to continue as a going concern is dependent upon our ability to meet our financing requirements, and to ultimately achieve profitable operations. Management believes that its current and future plans provide an opportunity to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that may be necessary in the event we cannot continue as a going concern.

Summary Financial Information

In the table below, we provide you with summary financial data for our company. This information is derived from our financial statements included elsewhere in this prospectus. Historical results are not necessarily indicative of the results that may be expected for any future period. When you read this historical selected financial data, it is important that you read it along with the historical financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

		Nine- Months Ended September 30, 2009	Year Ended December 31, 2008	Year Ended December 31, 2007
Statement of Operations Data
	Revenue	$--	$--	$--
	Cost of Services	--	--	--
	Gross Profit	--	--	--
	Net Loss	$(614,072)	$(328,478)	$(1,490,871)
	Basic and Diluted	$(0.02)	$(0.02)	$(0.26)

Balance Sheet Data
	Total Current Assets	$70,392	$137,186	$23
	Current Liabilities	602,310	570,289	377,428
	Total Stockholders’ Deficit	(531,918)	(433,103)	(377,405)
	Total Liabilities and Stockholder’s Deficit	$70,392	$137,186	$23

ABOUT THIS OFFERING

Securities Being Offered	Up to 16,782,624 shares of common stock in North Bay Resources Inc.

Initial Offering Price
The selling shareholders will sell our shares at prices established on the Over-the-Counter Bulletin Board during the term of this offering, at prices different than prevailing market prices or at privately negotiated prices.

Terms of the Offering	The selling shareholders will determine the terms relative to the sale of the common stock offered in this Prospectus.

Termination of the Offering
The offering will conclude when all of the 16,782,624 shares of common stock have been sold or at a time when the Company, in its sole discretion, decides to terminate the registration of the shares. The Company may decide to terminate the registration if it is no longer necessary due to the operation of the resale provisions of Rule 144 promulgated under the Securities Act of 1933. We may also terminate the offering at our sole discretion and with no given reason whatsoever.

Tangiers, as an underwriter, cannot avail itself of the provisions of Rule 144 in order to resell the shares of common stock issued to it under the Securities Purchase Agreement.

Risk Factors	The securities offered hereby involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors.”

Common Stock Issued Before Offering	70,186,434 shares of our common stock are issued and outstanding as of the date of this prospectus.

Common Stock Issued After Offering (1)	86,969,058 shares of common stock.
Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

(1)	Assumes the issuance to Tangiers of all shares being registered under the Securities Purchase Agreement.

RISK FACTORS

The shares of our common stock being offered for resale by the selling security holder are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. The risks and uncertainties described below are not exclusive. Additional risks and uncertainties not presently known or that the Company currently deems immaterial may also impair operations. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected.  As one of our stockholders, you will be subject to the risks inherent in our business.  In such case, the trading price of our common stock could decline and you may lose all or part of your investment    As of the date of this filing, our management is aware of the following material risks:

Risks related to our Securities Purchase Agreement

Existing stockholders will experience significant dilution from our sale of shares under the Securities Purchase Agreement.

The sale of shares pursuant to the Securities Purchase Agreement will have a dilutive impact on our stockholders. As a result, the market price of our common stock could decline significantly as we sell shares pursuant to the Securities Purchase Agreement. In addition, for any particular advance, we will need to issue a greater number of shares of common stock under the Securities Purchase Agreement as our stock price declines. If our stock price is lower, then our existing stockholders would experience greater dilution.

The investor under the Securities Purchase Agreement will pay less than the then-prevailing market price of our common stock.

The common stock to be issued under the Securities Purchase Agreement will be issued at 90% of the lowest daily volume weighted average price of our common stock during the five consecutive trading days immediately following the date we send an advance notice.  These discounted sales could also cause the price of our common stock to decline.

The sale of our stock under the Securities Purchase Agreement could encourage short sales by third parties, which could contribute to the further decline of our stock price.

The significant downward pressure on the price of our common stock caused by the sale of material amounts of common stock under the Securities Purchase Agreement could encourage short sales by third parties. Such an event could place further downward pressure on the price of our common stock.

We may be limited in the amount we can raise under the Securities Purchase Agreement because of concerns about selling more shares into the market than the market can absorb without a significant price adjustment.

The Company intends to exert its best efforts to avoid a significant downward pressure on the price of its common stock by refraining from placing more shares into the market than the market can absorb. This potential adverse impact on the stock price may limit our willingness to use the Securities Purchase Agreement. Until there is a greater trading volume, it seems unlikely that we will be able to access the maximum amount we can draw without an adverse impact on the stock price

We may not be able to access sufficient funds under the Securities Purchase Agreement when needed.

Our common stock is currently trading at $0.029 per share, which means our shares will be issued to Tangiers at $0.026 per share. Therefore we will need to register 191,570,881 shares of our common stock in order to obtain the full $5,000,000 available to us under the Securities Purchase Agreement. We are only able to register 16,782,624 on this registration statement. The total amount of 16,782,624 shares of our common stock will be issued to Tangiers in order to obtain the funds available to us under the Securities Purchase Agreement.   We will be required to file another registration statement if we intend to obtain the full amount of funds available to us under the Securities Purchase Agreement. If we issue to Tangiers all 16,782,624 shares of our common stock we will only be able to receive approximately $436,696 in net proceeds after deducting expenses related to filing this registration statement. This registration statement must be declared effective prior to us being able to issue those additional shares to Tangiers so that we may obtain cash advances under the Securities Purchase Agreement.

Our ability to raise funds under the Securities Purchase Agreement is also limited by a number of factors, including the fact that the maximum advance amount during any 10 trading day period is capped at $100,000, as well as the fact that we are not permitted to submit any request for an advance within 10 trading days of a prior request. Also, the Company may only draw an amount equal to the average daily trading volume in dollar amount during the 10 trading days preceding the advance date. As such, although sufficient funds are made available to the Company under the Securities Purchase Agreement, such funds may not be readily available when needed by the Company.

We will not be able to use the Securities Purchase Agreement if the shares to be issued in connection with an advance would result in Tangiers owning more than 9.9% of our outstanding common stock.

Under the terms of the Securities Purchase Agreement, we may not request advances if the shares to be issued in connection with such advances would result in Tangiers and its affiliates owning more than 9.9% of our outstanding common stock. We are permitted under the terms of the Securities Purchase Agreement to make limited draws on the Securities Purchase Agreement so long as Tangiers’ beneficial ownership of our common stock remains lower than 9.9%. A possibility exists that Tangiers and its affiliates may own more than 9.9% of our outstanding common stock (whether through open market purchases, retention of shares issued under the Securities Purchase Agreement, or otherwise) at a time when we would otherwise plan to obtain an advance under the Securities Purchase Agreement.  As such, by operation of the provisions of the Securities Purchase Agreement, the Company may be prohibited from procuring additional funding when necessary due to these provisions discussed above.

The Securities Purchase Agreement will restrict our ability to engage in alternative financings.

The structure of transactions under the Securities Purchase Agreement will result in the Company being deemed to be involved in a near continuous indirect primary public offering of our securities. As long as we are deemed to be engaged in a public offering, our ability to engage in a private placement will be limited because of integration concerns which therefore limits our ability to obtain additional funding if necessary.

Risks Related To Our Business

We have been the subject of a going concern opinion by our independent auditors who have raised substantial doubt as to our ability to continue as a going concern

Our audited financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has generated modest revenues since inception and has never paid any dividends and is unlikely to pay dividends. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations and to determine the existence, discovery and successful exploration of economically recoverable reserves in its resource properties, confirmation of the Company’s interests in the underlying properties, and the attainment of profitable operations. The Company has had very little operating history to date. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. These factors raise substantial doubt regarding the ability of the Company to continue as a going concern.

We have experienced recurring net losses from operations, which losses have caused an accumulated deficit of approximately $9.85 million as of September 30, 2009. In addition, we have a working capital deficit of approximately $532,000 as of September 30, 2009. We had net losses of $328,478 and $1.5 million for the years ended December 31, 2008 and 2007, respectively. These factors, among others, raise substantial doubt about our ability to continue as a going concern. If we are unable to generate profits and are unable to continue to obtain financing to meet our working capital requirements, we may have to curtail our business sharply or cease operations altogether. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis to retain our current financing, to obtain additional financing, and, ultimately, to attain profitability. Should any of these events not occur, we will be adversely affected and we may have to cease operations.

The ongoing execution of our business plan is expected to result in operating losses over the next twelve months. Management believes it has enough cash to maintain its operations for the next twelve months. There are no assurances that we will be successful in achieving our goals of increasing revenues and reaching profitability.

In view of these conditions, our ability to continue as a going concern is dependent upon our ability to meet its financing requirements, and to ultimately achieve profitable operations. Management believes that its current and future plans provide an opportunity to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that may be necessary in the event we cannot continue as a going concern.

We may not be able to engage in joint-ventures, which could have a significant negative impact on our financial condition

We believe that the key to our success is to increase our revenues and available cash through joint-venture opportunities. We may not have the resources required to promote our properties and attract viable joint-venture partners. If we are unable to secure additional joint-venture partners for our mining properties, we will not be able to generate enough revenue to achieve and maintain profitability or to continue our operations.

Because of our dependence on a limited number of potential partners, our failure to attract new partners for our mining properties could impair our ability to continue successful operations. The absence of a significant partnership base may impair our ability to attract new partners. Our failure to develop and sustain long-term relationships with joint-venture partners would impair our ability to continue development of our properties.   Once secured, the failure of a joint-venture partner to obtain sufficient financing to meet their commitments to us may cause the joint-venture to fail, and our business prospects may suffer.

We may not be able to increase our revenue or effectively operate our business. To the extent we are unable to achieve revenue growth, we may continue to incur losses. We may not be successful or make progress in the growth and operation of our business. Our current and future expense levels are based on operating plans and estimates of future revenues and are subject to increase as strategies are implemented. Even if our revenues grow, we may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall.

Accordingly, any significant shortfall in revenues would likely have an immediate material adverse effect on our business, operating results and financial condition. Further, if we substantially increase our operating expenses and such expenses are not subsequently followed by increased revenues, our operating performance and results would be adversely affected and, if sustained, could have a material adverse effect on our business. To the extent we implement cost reduction efforts to align our costs with revenue, our revenue could be adversely affected.

We may face many of the challenges that a developing company in the mining industry typically encounters which may impede or prevent successful implementation of our business plan.

These challenges include, but are not limited to:

•	Evaluation and staking of new prospects;
•	Maintaining claims in good standing;
•	Engaging and retaining the services of qualified geological, engineering and mining personnel and consultants;
•	Establishing and maintaining budgets, and implementing appropriate financial controls;
•	Identifying and securing joint-venture partners;
•	Establishing initial exploration plans for mining prospects;
•	Obtaining and verifying independent studies to validate mineralization levels on our prospects; and
•
Ensuring the necessary exploratory and operational permits are filed on a timely basis, the necessary permits are maintained and approved by governmental authorities and jurisdictions, and adhering to all regulatory requirements.

The failure to address one or more of these above factors may impair our ability to carry out our business plan.  In that event, an investment in the Company would be substantially impaired.

Our business plan is dependent on continually finding new mining prospects with sufficient mineralization, grade and consistency without which it may not be practical to pursue the business plan, and investors will lose their investment.

Our business model depends on locating new prospects with commercially sufficient amounts of precious and other metal mineralization.  Until feasibility studies are completed, permits issued, and actual extraction and processing begins, we will not know if our prospects are commercially viable.  Even if initial reports about mineralization in a particular prospect are positive, subsequent activities may determine that the prospect is not commercially viable.  Thus, at any stage in the exploration and development process, we may determine there is no business reason to continue, and at that time, our financial resources may not enable us to continue exploratory operations and will cause us to terminate our current business plan.

Our metals exploration efforts are highly speculative in nature and may be unsuccessful.

Metals exploration is highly speculative in nature, involves many risks and frequently is unsuccessful. Once mineralization is discovered, it may take a number of years from the initial phases of drilling before production is possible, during which time the economic feasibility of production may change. Substantial expenditures are required to establish proven and probable ore reserves through drilling, to determine metallurgical processes to extract the metals from the ore and, in the case of new properties, to construct mining and processing facilities. As a result of the foregoing uncertainties, no assurance can be given that our exploration programs will result in the expansion or replacement of current production with new proven and probable ore reserves.

Development projects have no operating history upon which to base estimates of proven and probable ore reserves and estimates of future cash operating costs. Such estimates are, to a large extent, based upon the interpretation of geologic data obtained from drill holes and other sampling techniques, and feasibility studies which derive estimates of cash operating costs based upon anticipated tonnage and grades of ore to be mined and processed, the configuration of the ore body, expected recovery rates of the mineral from the ore, comparable facility and equipment operating costs, anticipated climatic conditions and other factors. As a result, it is possible that actual cash operating costs and economic returns based upon development of proven and probable ore reserves may differ significantly from those originally estimated. Moreover, significant decreases in actual over expected prices may mean reserves, once found, will be uneconomical to produce. It is not unusual in new mining operations to experience unexpected problems during the start-up phase.

Other risk factors include changes in regulations, environmental concerns or restrictions, legacy rights accorded to local First Nations communities, technical issues relating to exploration, development, and extraction, such as rock falls, subsidence, flooding and weather conditions, and labor issues.  Any of these factors individually or together could delay or halt implementation of the business plan or raise costs to levels that may make it unprofitable or impractical to pursue our business objectives.

Regulatory compliance is complex and the failure to meet all the various requirements could result in loss of a claim, fines or other limitations on our business plan.

At the present time, all of our mining claims are in Canada, where we are subject to regulation by numerous federal and provincial governmental authorities, but most importantly, by the British Columbia Ministry of Energy, Mines, and Petroleum Resources (MEMPR).  At some point in the near future we may also acquire mining properties in the United States, and would then be subject to regulation by the Federal Environmental Protection Agency, the Federal Department of the Interior, the Bureau of Land Management, the Forestry Service, as well as other comparable state agencies.  The acquisition of a prospect in Mexico, or any other country, will be subject to similar regulatory agencies requirements by various agencies in each country.  In all cases, the failure or delay in making required filings and obtaining regulatory approvals or licenses will adversely affect our ability to carry out our business plan.  The failure to obtain and comply with any regulations or licenses may result in fines or other penalties, and even the loss of our rights over a prospect. We expect compliance with these regulations to be a substantial expense in terms of time and cost. Therefore, compliance with or the failure to comply with applicable regulation will affect our ability to succeed in our business plan and ultimately to generate revenues and profits.

Competition may develop which could hinder our ability to locate, stake and explore new mining claims, or to attract new joint-venture partners.

As metal prices continue to increase and demand grows, we expect new companies to form and compete with the already numerous junior and developed mining, exploration and production companies in existence.  Some of these companies may be more efficient in locating new claims, which could impede our business plan.  As well, some of these companies may be better funded, or more successful in attracting joint-venture partners, and thereby diminish our ability to execute our business plan.

We could fail to attract or retain key personnel, which could be detrimental to our operations.

Our success largely depends on the efforts and abilities of our Chief Executive Officer, Perry Leopold. The loss of his services could materially harm our business because of the cost and time necessary to find his successor. Such a loss would also divert management’s attention away from operational issues. We do not presently maintain key-man life insurance policies on our Chief Executive Officer. To the extent that we are smaller than our competitors and have fewer resources, we may not be able to attract sufficient number and quality of staff.

New development activities require substantial capital expenditures.

New development activities, if done independently and without benefit of a joint-venture partner, require substantial capital expenditures for the extraction, production and processing stages and for machinery, equipment and experienced personnel. There can be no assurance that the Company will generate sufficient cash flow and/or that it will have access to sufficient external sources of funds in the form of outside investment or loans to continue development activities at the same or higher levels than in the past.

A single stockholder has the ability to control our business direction.

Because one of our stockholders, namely our Chief Executive Officer who is also the Chairman of the Board of Directors, beneficially owns 80% of the voting shares of stock in the Company, he is likely to be in a position to control the election of our board of directors and the selection of officers, management and consultants.  Therefore, investors will be entirely dependent on his judgment in implementing the business plan of the Company.

Trading of our stock may be restricted by the Securities and Exchange Commission’s penny stock regulations, which may limit a stockholder’s ability to buy and sell our stock.

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain certain forward-looking statements (as such term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934), and  are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Statements that are not based on historical facts, which can be identified by the use of such words as “likely,” “will,” “suggests,” “target,” “may,” “would,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” and similar expressions and their variants, are forward-looking. Such statements reflect our judgment as of the date of this prospectus and they involve many risks and uncertainties, including those described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These risks and uncertainties could cause actual results to differ materially from those predicted in any forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these forward-looking statements. We undertake no obligation to update forward-looking statements.

THE OFFERING

This offering relates to the sale of our common stock by selling stockholders, who intend to sell up to 16,782,624 shares of our common stock which are subject to issuance under the Securities Purchase Agreement, dated October 7, 2009.  Pursuant to the Securities Purchase Agreement, the Company may, at its discretion, periodically sell to Tangiers shares of its common stock for a total purchase price of up to $5,000,000. For each share of common stock purchased under the Securities Purchase Agreement, Tangiers will pay us 90% of the lowest volume weighted average price of the Company's common stock as quoted by Bloomberg, LP on the Over-the-Counter Bulletin Board or other principal market on which the Company's common stock is traded for the five days immediately following the notice date. The price paid by Tangiers for the Company's stock shall be determined as of the date of each individual request for an advance under the Securities Purchase Agreement. Tangiers’ obligation to purchase shares of the Company's common stock under the Securities Purchase Agreement is subject to certain conditions, including the Company obtaining an effective registration statement for shares of the Company's common stock sold under the Securities Purchase Agreement and is limited to $100,000 per ten consecutive trading days after the advance notice is provided to Tangiers. The Securities Purchase Agreement shall terminate and Tangiers shall have no further obligation to make advances under the Securities Purchase Agreement at the earlier of the passing of 18 months after the date that the Securities and Exchange Commission declares the Company’s registration statement effective or the Company receives advances from Tangiers equal to $5,000,000. Upon the execution of the Securities Purchase Agreement, Tangiers received a one-time commitment fee equal to $85,000 of the Company's common stock divided by the lowest volume weighted average price of the Company's common stock during the 10 business days immediately following the date of the Securities Purchase Agreement, as quoted by Bloomberg, LP.

The commitment amount of the Securities Purchase Agreement is $5,000,000. After estimated fees and offering costs, we will receive net proceeds of approximately $4,950,000 provided we are able to continue to maintain a sufficient number of shares authorized for issuance under the Securities Purchase Agreement and are able to register those shares for issuance to Tangiers. We will be required to file another registration statement if we intend to obtain the full amount of funds available to us under the Securities Purchase Agreement.

Our common stock is currently trading at $0.029 per share,  which means our shares will be issued to Tangiers at $0.026 per share. Therefore we will need to register 191,570,881 shares of our common stock in order to obtain the full $5,000,000 available to us under the Securities Purchase Agreement. We are only able to register 16,782,624 on this registration statement. The total amount of 16,782,624 shares of our common stock will be issued to Tangiers in order to obtain the funds available to us under the Securities Purchase Agreement.   We will be required to file another registration statement if we intend to obtain the full amount of funds available to us under the Securities Purchase Agreement. If we issue to Tangiers all

16,782,624 shares of our common stock we will only be able to receive approximately $436,696 in net proceeds after deducting expenses related to filing this registration statement. This registration statement must be declared effective prior to us being able to issue those additional shares to Tangiers so that we may obtain cash advances under the Securities Purchase Agreement.

Tangiers intends to sell any shares purchased under the Securities Purchase Agreement at the then prevailing market price. Tangiers may sell shares of our common stock that are subject to a particular advance before it actually receives those shares. These sales of our common stock in the public market could lower the market price of our common stock. In the event that the market price of our common stock decreases, we would not be able to draw down the remaining balance available under the Securities Purchase Agreement with the number of shares being registered in the accompanying registration statement.

Under the terms of the Securities Purchase Agreement, Tangiers is prohibited from engaging in short sales of our stock. Short selling is the act of borrowing a security from a broker and selling it, with the understanding that it must later be bought back (hopefully at a lower price) and returned to the broker. Short selling is a technique used by investors who try to profit from the falling price of a stock. Among other things, this Prospectus relates to the shares of our common stock to be issued under the Securities Purchase Agreement. There are substantial risks to investors as a result of the issuance of shares of our common stock under the Securities Purchase Agreement. These risks include dilution of our shareholders, significant declines in our stock price and our inability to draw sufficient funds when needed.

There is an inverse relationship between our stock price and the number of shares to be issued under the Securities Purchase Agreement. That is, as our stock price declines, we would be required to issue a greater number of shares under the Securities Purchase Agreement for a given advance.

USE OF PROCEEDS

This Prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. There will be no proceeds to us from the sale of shares of our common stock in this offering. The selling stockholders will receive all such proceeds.

However, we will receive proceeds from the sale of shares of our common stock to Tangiers under the Securities Purchase Agreement. Tangiers will purchase our shares of common stock under the Securities Purchase Agreement at a 10% discount to the current market price. The purchase price of the shares purchased under the Securities Purchase Agreement will be equal to 90% of the volume weighted average price of our common stock on the Over-the-Counter Bulletin Board for the five (5) consecutive trading days immediately following the notice date.

Pursuant to the Securities Purchase Agreement, we cannot draw more than $100,000 every 10 trading days.

For illustrative purposes only, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the Securities Purchase Agreement. The table assumes estimated offering expenses of $50,000. The figures below are estimates only, and may be changed due to various factors, including the timing of the receipt of the proceeds.

Gross proceeds:	$486,696	$2,000,000	$3,000,000	$5,000,000
Net proceeds:	$436,696	$1,950,000	$2,950,000	$4,950,000
Number of shares that would have to be issued under the Securities Purchase Agreement at an assumed offering price equal to $0.0261 (which is 90% of an assumed market price of $0.029)	16,782,624	76,923,077	115,384,615	191,570,881
USE OF PROCEEDS
General Working Capital	$436,696	$1,950,000	$2,950,000	$4,950,000
Total	$436,696	$1,950,000	$2,950,000	$4,950,000

The Securities Purchase Agreement allows us to use our proceeds for general corporate purposes. We have chosen to pursue the Securities Purchase Agreement funding because it will make a large amount of cash available to us with the advantage of allowing us to decide when, and how much, we will draw from this financing. We will be in control of the draw down amounts and hope to be able to draw down from the Securities Purchase Agreement whenever the Company deems that such funds are needed. Our objective will be to draw down on the Securities Purchase Agreement funding during periods of positive results for us and during stages when our stock price is rising, in order to control and minimize, as much as possible, the potential dilution for our current and future stockholders. It may not be possible for us to always meet our objective; therefore, we will continue to identify alternative sources of financing, as we always have, including additional private placements of our stock.

DETERMINATION OF OFFERING PRICE

The shares of our common stock will be offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering, at prices different than prevailing market prices or at privately negotiated prices.

DILUTION

The issuance of the 16,782,624 shares pursuant to the Securities Purchase Agreement will have a dilutive impact on our stockholders. For any particular advance, we will need to issue a greater number of shares of common stock under the Securities Purchase Agreement which would expose our existing stockholders to greater dilution.

SELLING SHAREHOLDERS

The following table presents information regarding the selling shareholders. A description of our relationship to the selling shareholders and how the selling shareholders acquired the shares to be sold in this offering is detailed in the information immediately following this table.

Selling Stockholder	Shares Beneficially Owned before Offering(3)	Percentage of Outstanding Shares Beneficially Owned before Offering(1)	Shares that Could Be Issued to Draw Down Under the Securities Purchase Agreement		Shares that May Be Acquired Under the Securities Purchase Agreement(4)	Percentage of Outstanding Shares Being Registered to Be Acquired Under the Securities Purchase Agreement	Shares to Be Sold in the Offering	Percentage of Outstanding Shares Beneficially Owned after Offering(2)
Tangiers	6,589,147	9.4%	16,782,624	()	191,570,881	30%	16,782,624	38%
Total	6,589,147	9.4%	16,782,624		191,570,881	30%	16,782,624	38%
———————
(1)
Applicable percentage of ownership is based on 70,186,434 shares of our common stock outstanding as of February 4, 2010. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations – percentage computation is for form purposes only.

(2)
Applicable percentage of ownership is based on an assumed 70,186,434 shares of our common stock outstanding after the offering due to the possible issuance of shares of common stock to Tangiers under the Securities Purchase Agreement.

(3)	Consists of shares of our common stock that Tangiers received as a commitment fee under the Securities Purchase Agreement.

(4)	Represents the number of shares of our common stock that would be issued to Tangiers at an assumed market price of $0.026 to draw down the entire $5 million available under the Securities Purchase Agreement.

Shares Acquired In Financing Transactions with North Bay

Tangiers. Tangiers, LP is the investor under the Securities Purchase Agreement. All investment decisions of, and control of, Tangiers, LP are held by Robert Papiri and Edward Liceaga, its managing partners. Tangiers Capital, LLC makes the investment decisions on behalf of and controls Tangiers, LP. Tangiers acquired all shares being registered in this offering in a financing transaction with us. This transaction is explained below:

Securities Purchase Agreement. On October 7, 2009, we entered into a Securities Purchase Agreement with Tangiers, LP. Pursuant to the Securities Purchase Agreement, the Company may, at its discretion, periodically sell to Tangiers shares of its common stock for a total purchase price of up to $5,000,000. For each share of common stock purchased under the Securities Purchase Agreement, Tangiers will pay  us 90% of the lowest volume weighted average price of the Company's common stock as quoted by Bloomberg, LP on the Over-the-Counter Bulletin Board or other principal market on which the Company's common stock is traded for the five days immediately following the notice date. The price paid by Tangiers for the Company's stock shall be determined as of the date of each individual request for an advance under the Securities Purchase Agreement. Tangiers’ obligation to purchase shares of the Company's common stock under the Securities Purchase Agreement is subject to certain conditions, including the Company obtaining an effective registration statement for shares of the Company's common stock sold under the Securities Purchase Agreement and is limited to $100,000 per ten consecutive trading days after the advance notice is provided to Tangiers. The Securities Purchase Agreement shall terminate and Tangiers shall have no further obligation to make advances under the Securities Purchase Agreement at the earlier of the passing of 18 months after the date that the Securities and Exchange Commission declares the Company’s registration statement effective or the Company receives advances from Tangiers equal to  $5,000,000. Upon the execution of the Securities Purchase Agreement, Tangiers received a one-time commitment fee equal to $85,000 of the Company's common stock divided by the lowest volume weighted average price of the Company's common stock during the 10 business days immediately following the date of the Securities Purchase Agreement, as quoted by Bloomberg, LP.

Tangiers, a selling stockholder under this registration statement, intends to sell up to 6,589,147 shares of our common stock, which were previously issued as a commitment fee under the Securities Purchase Agreement, and shares of our common stock which will be issued to Tangiers so that we may receive financing pursuant to the Securities Purchase Agreement.   As of February 4, 2010, the shares of common stock to be issued in order to receive advances under the Securities Purchase Agreement upon issuance would equal approximately 30% of our outstanding common stock.

There are certain risks related to sales by Tangiers, including:

•
The outstanding shares will be issued based on a discount to the market rate. As a result, the lower the stock price is around the time Tangiers is issued shares, the greater chance that Tangiers gets more shares. This could result in substantial dilution to the interests of other holders of common stock.

•
To the extent Tangiers sells our common stock, our common stock price may decrease due to the additional shares in the market. This could allow Tangiers to sell greater amounts of common stock, the sales of which would further depress the stock price.

•
The significant downward pressure on the price of our common stock as Tangiers sells material amounts of our common stock could encourage short sales by Tangiers or others. This could place further downward pressure on the price of our common stock.

PLAN OF DISTRIBUTION

The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be sold or transferred directly to purchasers by the selling stockholders as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved).

Tangiers is an “underwriter” within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Securities Purchase Agreement. Tangiers will pay us 90% of, or a 10% discount to, the volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal trading market on which our common stock is traded for the five (5) consecutive trading days immediately following the advance date. In addition, Tangiers received 6,589,147 shares of our common stock, which were previously issued as a commitment fee under the Securities Purchase Agreement. Tangiers’ obligations under the Securities Purchase Agreement are not transferable.

The commitment amount of the Securities Purchase Agreement is $5,000,000. After estimated fees and offering costs, we may receive net proceeds of approximately $4,950,000. We will need to register approximately 191,570,881 shares of our common stock in order to obtain the total amount of the funds available to us under the Securities Purchase Agreement. We are only able to register 16,782,624 shares of our common stock under this registration statement which will be issued to Tangiers in order to obtain the funds available to us under the Securities Purchase Agreement.  This means that we will be required to file another registration statement if we intend to obtain the full amount of funds available to us under the Securities Purchase Agreement. If we issue to Tangiers all 16,782,624 shares of our common stock we will register, we will only be able to receive approximately $436,696 in net proceeds after paying expenses related to this registration statement of approximately $50,000.

The dollar amount of the equity line was based on a number of considerations which include (i) the Company’s capital requirements; (ii) the Company’s then share price and then number of shares outstanding; and (iii) Tangiers’ ability to purchase shares in an amount required to provide capital to the Company.

Under the Securities Purchase Agreement, Tangiers contractually agrees not to engage in any short sales of our stock and to our knowledge Tangiers has not engaged in any short sales or any other hedging activities related to our stock.

Tangiers was formed as a Delaware limited partnership. Tangiers is a domestic hedge fund in the business of investing in and financing public companies. Tangiers does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing our common stock.

Under the securities laws of certain states, the shares of our common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of our common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

We will pay all of the expenses incident to the registration, offering and sale of the shares of our common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. If any of these other expenses exists, we expect the selling stockholders to pay these expenses. We have agreed to indemnify Tangiers and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $50,000. The offering expenses are estimated as follows: a SEC registration fee of approximately $35 accounting fees of $29,000 and legal fees of $20,000. We will not receive any proceeds from the sale of any of the shares of our common stock by the selling stockholders. However, we will receive proceeds from the sale of our common stock under the Securities Purchase Agreement.

The selling stockholders are subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and its regulations, including Regulation M. Under Regulation M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. Pursuant to the requirements of Regulation S-K and as stated in Part II of this Registration Statement, the Company must file a post-effective amendment to the accompanying Registration Statement once informed of a material change from the information set forth with respect to the Plan of Distribution.

OTC Bulletin Board Considerations

The OTC Bulletin Board is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTC Bulletin Board. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. The FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the OTC Bulletin Board is that the issuer be current in its reporting requirements with the SEC.

Investors must contact a broker-dealer to trade OTC Bulletin Board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders – an order to buy or sell a specific number of shares at the current market price – it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

LEGAL PROCEEDINGS

The Company is not a party to any litigation.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and positions of our executive officers and directors. Our directors are elected at our annual meeting of stockholders and serve for one year or until successors are elected.  Our Board of Directors elects our officers, and their terms of office are at the discretion of the Board, except to the extent governed by an employment contract.

Our directors, executive officers and other significant employees, their ages and positions are as follows:

Name	Age	Position with the Company
Perry Leopold	59	Chairman and Chief Executive Officer
Fred Michini	66	Director

Perry Leopold.  Mr. Leopold has served as Chairman and CEO of the Company since February 2006. Prior to joining the Company he led a number of successful enterprises over the past 25 years in a diverse number of fields, ranging from the arts and technology to finance and natural resources. In February 2006, Mr. Leopold was engaged as CEO to engineer the Company's total corporate restructuring and lead its re-emergence as the natural resources company formerly known as Enterayon, Inc. Mr. Leopold subsequently designed the Company's business model and incorporated state-of-the-art technology to assist in cost-efficient acquisition targeting, which has resulted in over 50 acquisitions of high-quality mining properties throughout British Columbia. Educated at the University of Pennsylvania, Mr. Leopold is also the founder and current President of Speebo Inc., a privately owned exploration and development company. In addition, he is currently serving as President of Circular Logic, Inc., a registered Commodity Trading Advisor (CTA) and Commodity Pool Operator (CPO) firm specializing in commodity trading system development. Mr. Leopold is also the owner of The PAN Network, a private company he founded as a sole-proprietorship in 1981, and which has since been in continuous operation to the present day.

Fred Michini. Mr. Michini has served as an independent Director of the Company since August 2007.  He is a tax, financial, management accounting and litigation support specialist, and has extensive previous experience serving as the Chief Financial Officer of a variety of public and private companies, including Speebo, Inc., a private mineral exploration company currently controlled by North Bay’s Chief Executive Officer, Perry Leopold. Mr. Michini is also a Certified Public Accountant, has been Partner and Managing Partner of two regional accounting firms, has served as an auditor for the U.S. General Accounting Office, and is a former Board Member of the Central Montgomery County Chamber of Commerce. Mr. Michini earned his B.S. from LaSalle University and his MBA from Temple University.  Mr. Michini has been employed as a CPA and Real Estate Tax Consultant by AJ Michini Associates since 1973 and by AJ Michini MBA CPA since 1984.  In addition, Mr. Michini serves as Acting CFO for Artimplant USA, a subsidiary of the Swedish public company Artimplant AB, a position he has held since 2005.

Involvement In Certain Legal Proceedings

None of our officers, directors, promoters or control persons have been involved in the past five years in any of the following:

(1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

(4) Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Committees; Audit Committee Financial Expert.

Our board has an audit committee made up solely of Fred Michini.

Our board of directors has determined that the Company has one audit committee financial expert, Mr. Michini. On October 16, 2009, the board adopted its written audit committee charter.

Code of Ethics

We adopted a Code of Ethics on October 16, 2009 that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. The Code of Ethics is attached as Exhibit 14 to this registration statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of February 4, 2010, with respect to the beneficial ownership of the Company’s outstanding Common Stock by (i) any holder of more than five (5%) percent; (ii) each of the Company’s executive officers and directors; and (iii) the Company’s directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Title Of Class	Name And Address Of Beneficial Owner (1)	Amount And Nature Of Beneficial Ownership (2)	Approximate Percent of Class (%)
Common	Perry Leopold	13,379,362	19.06%
Common	Fred Michini	1,051,000	1.5%

Common	All executive officers and directors as a group (2 persons)	14,430,362	20.56%
———————
(1)	Except as noted above, the address for the above identified officers and directors of the Company is c/o North Bay Resources Inc., 2120 Bethel Road, Lansdale PA 19446.

(2)
Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants, or convertible debt currently exercisable or convertible, or exercisable or convertible within 60 days of February 4, 2010 are deemed outstanding for computing the percentage of the person holding such option or warrant. Percentages are based on a total of 70,186,434 shares of common stock outstanding on February 4, 2010 and shares issuable upon the exercise of options, warrants exercisable, and debt convertible on or within 60 days of February 4, 2010, as described above. The inclusion in the aforementioned table of those shares, however, does not constitute an admission that the named shareholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, to our knowledge based upon information produced by the persons and entities named in the table, each person or entity named in the table has sole voting power and investment power, or shares voting and/or investment power with his or her spouse, with respect to all shares of capital stock listed as owned by that person or entity.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

The following description of our capital stock and the provisions of our Articles of Incorporation and By-Laws, each as amended, is only a summary.

Our Articles of Incorporation authorize the issuance of 250,000,000 shares of common stock, $0.001 par value per share.  As of February 4, 2010, there were 70,186,434 outstanding shares of common stock.  We are authorized to issue 10,000,000 shares of preferred stock. As of February 4, 2010, there were 4,100,100 shares of preferred stock outstanding.  Set forth below is a description of certain provisions relating to our capital stock.

Common Stock

Each outstanding share of common stock has one vote on all matters requiring a vote of the stockholders. There is no right to cumulative voting; thus, the holder of fifty percent or more of the shares outstanding can, if they choose to do so, elect all of the directors.  In the event of a voluntary or involuntary liquidation, all stockholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock.  The holders of the common stock have no preemptive rights with respect to future offerings of shares of common stock. Holders of common stock are entitled to dividends if, as and when declared by the Board out of the funds legally available therefore.  It is our present intention to retain earnings, if any, for use in our business.  The payment of dividends on the common stock is, therefore, unlikely in the foreseeable future.

On February 7, 2008, we declared a reverse stock split at a ratio of 1 for 10.

Preferred Stock

We have 10,000,000 authorized shares of preferred stock with a par value of $0.001 per share, issuable in such series and bearing such voting, dividend, conversion, liquidation and other rights and preferences as the Board of Directors may determine.  As of February 4, 2010, 4,100,100 shares of our preferred stock are outstanding.

Our preferred stock is divided among the following:

4,000,000 Series A Preferred Shares.  Each outstanding share of the Series A Preferred Stock has 10 votes per share, and may be converted to shares of common at a ratio of 5 to 1.

100,000 Series G Preferred Shares. Each outstanding share of the Series G Preferred Stock has no votes per share, and may be converted to 1/100 of an ounce of gold two years following the date of issuance, or shares of common at a ratio of 20 to 1.

100 Series I Preferred Shares. Each outstanding share of the Series I Preferred Stock represents its proportionate share of eighty per cent (80%) of all votes entitled to be voted and which is allocated to the outstanding shares of Series I Preferred Stock. These shares are not convertible into common stock or any commodities.

Dividend Policy

We currently intend to retain any earnings for use in our business, and therefore do not anticipate paying cash dividends in the foreseeable future.

Anti-Takeover Effects Of Provisions Of The Articles Of Incorporation of Authorized And Unissued Stock

The authorized but unissued shares of our common stock are available for future issuance without our stockholders’ approval.  These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans.  The issuance of such shares may also be used to deter a potential takeover of the Company that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the Company’s Board of Directors’ desires.  A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

The existence of authorized but unissued and unreserved shares of preferred stock may enable the Board of Directors to issue shares to persons friendly to current management which would render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of our management.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries.

DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES
ACT LIABILITIES

Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify our directors and officers from and against certain claims arising from or related to future acts or omissions as a director or officer of the Company.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of North Bay Resources Inc. in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered) we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXPERTS

The audited financial statements included in this prospectus and elsewhere in the registration statement for the fiscal years ended December 31, 2008 and December 31, 2007 have been audited by M&K CPAS, PLLC. The reports of M&K CPAS, PLLC are included in this prospectus in reliance upon the authority of this firm as experts in accounting and auditing.

VALIDITY OF SECURITIES

The opinion regarding validity of the shares offered herein has been provided by the law offices of Christopher K. Davies, Esq. and has been filed with the Registration Statement.

DESCRIPTION OF BUSINESS

Business of the Issuer

North Bay Resources Inc., a Delaware corporation, engages in the acquisition, management, development, and mining of precious metals and other mineral properties. By combining state-of-the-art technology with traditional acquisition targeting, the Company’s mission is to build a portfolio of viable mining prospects throughout the world and develop them through our subsidiaries and joint-venture partners to their full economic potential. We seek to acquire, develop, and exploit natural resource properties with extensive reserves of precious metals, including gold, silver, platinum, and palladium, as well as base metals, including copper, zinc, lead, molybdenum, etc.  We intend to develop our properties both independently and through joint-venture partners.

The Company was incorporated in the State of Delaware on June 18, 2004 under the name Ultimate Jukebox, Inc.  On September 4, 2004, Ultimate Jukebox, Inc. merged with NetMusic Corporation, and subsequently changed the Company name to NetMusic Entertainment Corporation.  On March 10, 2006, the Company ceased digital media distribution operations, began operations as a natural resources company, and changed the Company name to Enterayon, Inc.  On January 15, 2008, the Company merged with and assumed the name of its wholly-owned subsidiary, North Bay Resources Inc.  As a result of the merger, Enterayon, Inc. was effectively dissolved, leaving North Bay Resources Inc. as the remaining company.

We currently generate revenue from claim sales and joint-venture agreements.  When we sell a claim, we capture near-term revenue, but forego any possibility of a future revenue stream.  When we enter into a joint-venture, we receive near-term revenue as well as a commitment for future revenue, but since the joint-venture partner has the option to withdraw at any time, we can not project revenue from a joint-venture into the future.  However, should a joint-venture partner withdraw, we still retain control of the asset, and can therefore enter into another joint-venture with another partner, develop the property ourselves, or else elect to sell the claims.

Going Concern

Our financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has generated modest revenues since inception and has never paid any dividends and is unlikely to pay dividends. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations and to determine the existence, discovery and successful exploration of economically recoverable reserves in its resource properties, confirmation of the Company’s interests in the underlying properties, and the attainment of profitable operations. The Company has had very little operating history to date. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. These factors raise substantial doubt regarding the ability of the Company to continue as a going concern.

We have experienced recurring net losses from operations, which losses have caused an accumulated deficit of approximately $9.85 million as of September 30, 2009. In addition, we have a working capital deficit of approximately $532,000 as of September 30, 2009. We had net losses of approximately $328,478 and $1.5 million for the years ended December 31, 2008 and 2007, respectively. These factors, among others, raise substantial doubt about our ability to continue as a going concern. If we are unable to generate profits and are unable to continue to obtain financing to meet our working capital requirements, we may have to curtail our business sharply or cease operations altogether. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis to retain our current financing, to obtain additional financing, and, ultimately, to attain profitability. Should any of these events not occur, we will be adversely affected and we may have to cease operations.

The ongoing execution of our business plan is expected to result in operating losses over the next twelve months. Management believes it has enough cash to maintain its operations for the next twelve months. There are no assurances that we will be successful in achieving its goals of increasing revenues and reaching profitability.

In view of these conditions, our ability to continue as a going concern is dependent upon our ability to meet its financing requirements, and to ultimately achieve profitable operations. Management believes that its current and future plans provide an opportunity to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that may be necessary in the event we cannot continue as a going concern.

Generative Business Model

The Company’s business plan is based on the Generative Business Model, which we believe is designed to generate a steady stream of revenue before any property is ever developed into a commercial mining operation.

The Generative Business Model comprises the following steps:

1.	Targeting and acquiring properties with good historical assays.

2.
Identifying potential partners for the development of each of the Company’s properties and entering into joint-venture or option agreements.  In most cases, the partner is another mining company whose shares trade on a public exchange.

3.
The initial agreement usually comprises a small non-refundable cash payment in advance and a significant number of shares in the stock of the partner or acquiring company.  Cash and shares increase in staged payments on the anniversary date of the agreement.  In the case of an option agreement, the Company will retain a Net Smelter Royalty with a buyout provision should the property be the site of a major discovery and/or developed into a commercially-operating mine.  In the case of a joint-venture, we retain a percentage of ownership, typically 50%, in the event the partner satisfies all the terms of the contract to completion.

4.	The partner or acquiring company also must commit to a specific work program over a period of several years to develop the property, often involving a commitment of several million dollars.

5.
We believe these work programs enable us to maintain our properties for little or no cost, as the annual maintenance fees due to the government are offset by the amount of money spent on property exploration and development paid for by our partners.  Any surplus of expenditures beyond what is due to maintain the properties can then be applied as “portable assessment credits” towards the maintenance of other Company properties that are not yet producing revenue but which have good prospects of doing so in the future.

6.
If at anytime the partner defaults on the work agreement or does not make staged cash or stock payments by the anniversary date, the property then reverts back to us,  which then leaves us free to find another partner and begin the process all over again.

Properties

Below is a discussion of the properties (or mining/mineral rights) currently owned by the Company. All properties have been expensed at the acquisition date due to their classification as exploration stage properties.

The Fawn Property is situated on the Nechako Plateau of central British Columbia, approximately 120 kilometres southwest of Vanderhoof and 180 kilometres west of Quesnel.  The property covers 1,005 acres, and includes the Buck claims 6 kilometres to the east.

On the namesake Fawn claim (MINFILE 093F 043), four subparallel, easterly-trending VLF-EM conductors have been defined along strike lengths of 700 to 2200 metres, with each remaining open along strike in at least one direction. Each of the four VLF conductors is accompanied by silver-zinc-lead-arsenic soil geochemistry.  The key area of interest is known as the Giver Zone, where assays up to 12.9 grams (0.42 ounces) per tonne gold and 637 grams (20.48 ounces) per tonne silver have been documented.

Immediately east of the Fawn and included as part of the property, the Buck claims (MINFILE 093F 050) cover a 3,000 metre long zinc-arsenic-lead soil geochemical anomaly overlying Naglico Formation rocks, and referred to as the Rutt Zone. Stratabound sphalerite-pyrrhotite mineralization, grading up to 4.69% zinc, is present in felsic ash tuffs.  A primary area of interest immediately south of the Rutt Zone is known as the Christmas Cake showing, where a 45 centimetre chip sample has assayed 542 grams (17.42 ounces) per tonne silver, 7.38% zinc, and 2.25% lead.

The Fawn Property is currently under a joint-venture agreement with Silver Quest Resources Ltd (TSX-V: SQI) (“Silver Quest”).  Silver Quest may acquire a 75% interest in the Fawn property by making aggregate cash payments of $100,000, issuing 150,000 shares, and incurring $1,500,000 in exploration expenditures over four years. Of the aggregate payments and commitments due, $25,000 in cash and 50,000 shares are due upon receipt of regulatory acceptance by the TSX Venture Exchange (now effective), and $250,000 in exploration expenditures must be expended in the first 12 months.  Upon completion of all of the terms of the agreement whereby Silver Quest acquires a 75% interest, a 75/25 joint-venture will be formed.  If subsequent to the formation of the joint-venture the interest of either party is reduced by dilution to less than 10%, such party's interest will automatically be converted to a 2% net smelter return royalty (NSR). The other party may then purchase one half of the NSR at any time up to 90 days following the commencement of commercial production for $1,500,000.

Coronation Gold is located near Memphis Creek, 6 kilometres northeast of Slocan in southeastern British Columbia.  The property covers 309 acres over several reverted crown grants and includes four other past-producing mines; the Colorado, the V&M, the Senator, and the Homestake mines, in addition to the Coronation.  Primary mineralization is gold, silver, zinc, and lead.  The highest combined historical (post-production) assays are 16.8 grams (0.54 ounces) per tonne gold, 6000 grams (192 ounces) per tonne silver, 10.9% zinc, and 1.2% lead.   Past-production at the Coronation has been documented to be as much as 13,000 grams (418 ounces) per tonne silver and 20% lead, while past-production at the Homestake mine averaged 23.3 grams (0.75 ounces) per tonne gold, 2611 grams (83.95 ounces) per tonne silver, 1.33% lead and 1.52% zinc.

The Coronation is currently under a joint-venture agreement with Lincoln Resources Inc. (“Lincoln”), a private Nevada corporation.  The agreement calls for Lincoln to commit up to $1.5 million CDN over three years for exploration expenses, developmental drilling, and surface ore recovery, with a minimum expenditure of $250,000 during the first year.  Upon completion of the work program and fulfillment of all the terms of the agreement, North Bay and Lincoln will each own 50% of the Coronation Gold Property, and will equally share any and all net revenue, including any near-term profits generated from surface ore recovery operations.  It is expected that a portion of any profits will be re-invested in ongoing development work on the Coronation’s underground resources.  In addition, North Bay has received an initial cash payment of $12,500 CDN from Lincoln, less a $2,500 CDN finders fee paid to an independent third party.

Bouleau Creek Gold (MINFILE 082LSW069) is a road-accessible property covering 2,510 acres and located 26 kilometres west of Vernon, British Columbia.  The Southern zone of the property below Bouleau Creek features gold and silver mineralization over an area of approximately 1,000 by 600 metres.  Assays documented in Assessment Report 21877 are reported to yield up to 34 grams (1.09 ounces) per tonne gold and 286 grams (9.19 ounces) per tonne silver.  The Northern Zone above Bouleau Creek includes the Siwash prospect (MINFILE 082LSW046), which extends over an area of gold and silver mineralization measuring 3,000 by 750 metres.  Assays in the Northern Zone are documented in Assessment Report 20226 to yield up to 5.55 grams per tonne gold and 16.6 grams per tonne silver.

A Letter of Intent for a joint-venture on Bouleasu Creek has been signed with Natco Mining Corporation, a private mining company based in Ontario, Canada, but no formal agreement has yet been signed.

Fraser River Platinum Property is located 3 kilometres northwest of Lytton in an area known as the Van Winkle Bar. The property consists of 5 claim units covering 475 hectares (1,176 acres) on both sides of the Van Winkle Bar, and traversing 8.6 kilometres along the Fraser River.  Platinum and iridium are known to occur in the black sands of Van Winkle Bar. The source rocks are believed to be Carboniferous-Jurassic Cache Creek Complex volcanic and sedimentary rocks to the north, where the Company has also staked claims.  According to BC Open File 1986-7, the sands of the Van Winkle Bar have assayed up to 5681.1 grams (182.67 ounces) per tonne platinum.

On February 19, 2009, the Company announced that gold had been discovered by the Company’s then-current joint-venture partner on the Fraser River project.  This occurred during the first phase of test excavations 400 metres northwest of the Van Winkle Bar along an old river channel situated 75 metres higher than the existing Fraser River channel. Prior to this there were no substantive indications of gold mineralization in the Fraser River deposit.

Initial reports from the site indicated that the first two test pits revealed visible gold in the black sands within two feet of the surface. The general matrix of the bench placer is described as having fine gold and platinum disbursed throughout the deposit, but at low concentrations. However, pay streaks within the general deposit are distributed in bands throughout the orebody, and are much more concentrated, especially closer to the original erosion channel. The orebody has been termed a "low velocity deposit," and a textbook example for carrying pay streaks at several depths and not just near the erosion channel.

On April 2, 2009, the Company announced that the initial assay results show that samples of concentrate contained an average of 520 grams per tonne gold, for an effective yield of 0.26 grams of gold per yard of in-place background placer material.

On June 12, 2009, the Company announced that its joint-venture partner in the Fraser River Platinum Property has unexpectedly withdrawn from the project due to an unforeseen conflict of interest with an independent 3rd party unrelated to North Bay.  As a result, North Bay has regained 100% ownership of the Fraser River Platinum property, and is presently seeking a new joint-venture partner to continue development of the property.

The Willa Property is a gold-copper-silver deposit located in the Slocan Valley near the village of Silverton in southeastern British Columbia, approximately 2 kilometres east of Slocan Lake. It has had approximately $16 million dollars (CDN) spent to develop it to its present status, which includes an extensive underground network of workings to access the mineralization.

The Willa Property’s total mineral resource estimate within the measured, indicated, and inferred categories, as specified by National Instrument 43-101 and based on a 1.5-gram gold per tonne cutoff, is reported as 3,989,494 tonnes grading 3.23 grams gold, 7.16 grams silver, and 0.53% copper.  This equates to a total resource of 414,343 ounces of gold, 918,482 ounces of silver, and 46,602,077 pounds of copper.  These estimates are based upon a database including data from 556 core holes totaling 50,890 metres, 2,570 metres of underground workings and 17,150 laboratory analyses for gold, silver, and copper.

The Tulameen Platinum Project is located along the Tulameen River in the Cascade Mountains of southwestern British Columbia, approximately 150 kilometres northeast of Vancouver.
During the late 1800’s, the Tulameen District was the most important producer of platinum in North America. Platinum was recovered with the placer gold from the Tulameen River and her tributaries, including Granite, Cedar, Slate, Britton and Lawless Creeks. The platinum occurred as a fine, hard, silver-white lustrous metal with a high specific gravity in the sluice boxes and gold pans, along with the gold and heavy concentrations of black sands (magnetite and chromitite). In some areas there was more platinum than gold in the concentrates, and platinum nuggets up to 0.5 ounces were reportedly found.

According to BC Assessment Report 17170, the Company’s “D” prospect has assayed up to 6.7 grams per tonne platinum, and has three primary zones of mineralization.  One area known as the South Zone assayed approximately 1.4 grams per tonne platinum on opposite ends of the zone, with the zone length extending approximately 1000 meters (0.62 miles).  The Ridge Zone has assayed up to 1.45 grams per tonne platinum over a strike length of 150 meters and a width of 50 meters.  The Creek Zone has assayed up to 4.4 grams per tonne platinum, extends along 600 meters (0.37 miles), and is 60 meters wide.

BC Assessment Report 27009 details extensive analysis of the Tulameen Platinum Project in 2001, and records significant platinum mineralization in several locations. In one area above the north bank of the Tulameen River known as Grasshopper Mountain and adjacent to the Company’s “D” claim, five zones of narrow discontinuous mineralization were sampled which returned values up to 15 grams per tonne platinum across a 1.8 meter channel sample width.  Three more areas contained discontinuous bands of chromitite segregations with high platinum values over significant widths.  A channel sample returned an assay of 7.78 grams per tonne platinum over 3.5 meters including 10.17 grams per tonne platinum across 2.0 meters in chromitiferous dunite. Assay results for chromium were very high, ranging from 8.67% to 24.97% chromium.  The best sample in one zone ran 15 grams per tonne platinum, 5.55% chromium and 0.03 grams per tonne palladium, while another returned significant platinum values of up to 30.89 grams per tonne over 3.05 meters.  In addition, sampling of two historic quarries obtained values ranging from 8 to 64 grams (2.06 ounces) per tonne platinum.

The Tor Property is north of the Tulameen River and approximately 23 kilometres due east of Grasshopper Mountain, and consists of 3 claim units covering 483 hectares (1,194 acres).   As reported in a 1991 survey documented in BC MINFILE Number 092HNE170, drilling at Tor resulted in a core sample that assayed 16.5 grams per tonne gold and 11.0 grams per tonne platinum over 6.1 metres.  A second section of core yielded 16.7 grams per tonne gold, 2.93 grams per tonne platinum, 2.50 grams per tonne palladium and 1.75 grams per tonne rhodium over 12.2 metres.

The Rainbow Creek Property is a placer claim located approximately 60 kilometres south of the town of Mackenzie in the Omineca mining district.  This property consists of 2 claim units covering 74 hectares (182 acres), and reportedly contains gold, platinum, and iridium.  While no assays have been recorded to date, research shows that a 1986 study (Open File 1986-7, “Occurrence and Distribution of Platinum-Group Elements In British Columbia” compiled by V.J. Rublee for the BC Ministry of Energy and Mines, p. 70) reports that in 1931 the economic value of the platinum and iridium at Rainbow Creek was $96 per tonne, and that the ratio of platinum to gold averaged 1:2.  It should be noted that in 1931, the average market price of platinum and iridium was $32 and $114 per ounce, respectively.

The Silver Cup Ridge Property is located on Fays Peak, on Silver Cup Ridge, approximately 70 kilometres southeast of Revelstoke in southeastern British Columbia. The property consists of 5 contiguous claim units covering 636 hectares (1,572 acres).  It features five separate prospects, three of which are notable; the Fays Peak Copper, Skyline, and Golden Crown claims.

The Fays Peak Copper claim is on the southwest footwall side of a major fault that runs down the axis of Silver Cup Ridge. The mineralization has been traced down the mountain into the basin at the head of Ottawa Creek and it is exposed in a 15.24 metres-long prospecting adit at 2130 metres elevation. A sample from the adit is reported to have assayed 4.46 grams per tonne gold, 171.4 grams per tonne silver and % copper.

The Skyline area is adjacent to the Fays Peak Copper claim.  The main Skyline vein is an irregular quartz vein, between 0.05 and 1.22 metres wide, and contains pyrite with a little galena. The mineralization has assayed up to 27.43 grams per tonne gold, 877.7 grams per tonne silver and 18% lead.

The Golden Crown prospect is on Stobart Creek, which flows to the southwest into Trout Lake. It is on the southwest slope of a spur from Silver Cup mountain between 1,830 and 2,000 metres elevation.   The Golden Crown vein is a massive body of highly crystalline quartz, sparingly mineralized with pyrite. Previously reported assays have ranged up to 24.0 grams per tonne gold, 2,105 grams per tonne silver and 68.5% lead.

The Pinnacle Gold Property is located near the headwaters of Pilldolla Creek, approximately 125 kilometres northwest of Vancouver.  The property consists of 3 claim units covering 426.7 hectares (1,054 acres).

The highest values obtained to date from various grab samples have assayed 20.3 grams (0.65 ounces) per tonne gold, 548.4 grams (17.63 ounces) per tonne silver, 10.25% lead, and 2.15% copper.  The mineralized area occurs within a one kilometre wide roof pendant of Gambier interbedded sediments and volcanics bounded to the west and east by Coast Complex intrusive. The Britannia Mine, which produced over 52 million tonnes of ore while in operation, and occurrences such as the Mt. Diadem prospect are located in similar Gambier Group rocks. Mineralization at the Lower Adit Zone consists of pods and lenses of massive sphalerite, chalcopyrite, pyrrhotite, galena and arsenopyrite developed within steeply dipping shears. At the Upper Adit Zone, three en echelon, stratabound stringer sulphide zones up to 30 metres wide occur on the surface (Source:  BC Assessment Report 23233).

The Silver Leaf Property is located near Speculator Creek, 8 kilometres east-northeast of Slocan in southeastern British Columbia, and consists of 8 claim units covering approximately 1,000 hectares (2,471 acres).

The property includes the Silver Leaf, Riverside, Slocan Prince, and Hampton mines. Previous mining operations at the Silver Leaf mine produced an average of 598 grams (19.2 ounces) per tonne silver. The Riverside produced an average of 1,534 grams (49 ounces) per tonne silver, and has assayed up to 3,000 grams (96 ounces) per tonne silver. Past production from the Slocan Prince and Hampton mines has averaged 10,000 grams (321 ounces) and 16,817 grams (540 ounces) per tonne silver, respectively. A more recently discovered vein documented in Assessment Report 23054 reports assays as high as 657.46 ounces per tonne silver.  The Silver Leaf Property also includes the rights to the surface ore dump from the nearby Arlington mine. According to BC MINFILE 082FNW152, this surface ore represents proven reserves of 43,114 tonnes at 15.68 ounces per tonne silver, which equates to 676,238 ounces of silver.

The Gold Hill Project is located due west of Salmo, British Columbia, and consists of 9 contiguous claim units covering approximately 2,616 hectares (6,464 acres). The property includes the Gold Hill mine, and the area surrounding the Silver Dollar-Lucky Boy mines. The Gold Hill mine’s past production averaged over 29.47 grams per tonne gold and 54.11 grams per tonne silver, while production figures from the Silver Dollar and the Lucky Boy workings averaged 9.39 grams per tonne gold and 335 grams (10.78 ounces) per tonne silver. More recent exploration has identified and outlined a potential strike length extension of over 2,600 metres, with reported assays from underground workings grading as high as 57.81 grams (1.85 ounces) per tonne gold and 3,790 grams (121 ounces) per tonne silver (Assessment Report 18766).

The Lardeau Creek Property is located near the head of Lardeau Creek approximately 10 kilometres east of Trout Lake, British Columbia. The property is situated within the former Trout Lake Mining Division, a well known Kootenay Silver Camp, and is approximately 4 kilometres north of the Company's Silver Cup Ridge property.

Geologically, the claims are located within Paleozoic and Mesozoic aged rnetasediments and metavolcanics which form a complex, arcuate fold belt known as the Kootenay Arc. This belt extends from Northern Washington to North of Revelstoke, B.C. and hosts most of the important lead-zinc deposits in southeastern B.C.

As documented in BC Assessment Report 14561, local prospectors have reported two potentially significant types of mineralization on the property. These include an ultramafic unit which in places hosts platinum mineralization, and a NW striking shear zone which hosts galena, sphalerite and pyrite as well as tetrahedrite, with quartz and sulfide contents of up to 75%.

Laboratory analysis of collected chip samples have assayed up to 1.25 ounces per ton gold, 235 ounces per ton silver, 0.12% nickel, 0.32% copper, 5.96% zinc, and 62.82% lead. Two ultramafic horizons (possible host for platinum mineralization) were also located and traced for 600 metres each along strike.

The Rachel Property is located approximately 17 kilometres northwest of Salmo, British Columbia, and consists of 3 contiguous claim units covering 358 hectares (885 acres).

Previous exploration of the property as documented in Assessment Report 19021 has revealed a possible extension of the vein strike length of over 1,100 metres and assays of up to 7.36 ounces per tonne gold and 21.32 ounces per tonne silver, with two notable and more recent samples documented in Assessment Report 24507 that assayed 24,523.50 grams (788.54 ounces) per tonne gold and 5,706 grams (183.47 ounces) per tonne silver, respectively.

The Monte Cristo and Chilco Properties (the Monte Cristo Property) are located in a wide section of the Lillooet River Valley, approximately 31 kilometers northwest of the north end of Harrison Lake, and comprise three contiguous staked claims composed of 14 units that cover approximately 312 hectares (769 acres).

The mineralization of the property consists of precious metal bearing sands that cover a 400 to 800 meter wide section of the Lillooet River valley. These post-Pleistocene sands contain gold and platinum in submicron sized particles. As recorded by the BC Ministry of Mines MINFILE No 092GNE013 and 092GNE019, the sands are estimated to contain inferred reserves of 22.7 million tonnes down to a depth of 30 meters, and that a 1.4 kilogram sample of sand, taken at least a meter below surface, assayed 2.47 grams per tonne gold, 4.80 grams per tonne silver, 2.77 grams per tonne platinum, and 2.71 grams per tonne palladium.

While further assessment remains to be completed, the most recent Assessment Report estimates potential resources to be as much as 50 million tons. As reported in BC Ministry of Mines Assessment Report 2589, "An estimated 25 million tons of alluvial sand underlie the property to a depth of 100 feet from the surface, and although depth of the sands is unknown at this point, indications are that this figure can be increased substantially". The report goes on to say that "precious metal values persist to a depth of 100 feet and, in fact, values increase with increasing depth". Another section of the same report postulates that probable reserves are 50 million tons.

The Connie Hill Property is located on Vancouver Island, approximately 15 kilometres northwest of Courtenay in southwestern British Columbia, and consists of 17 claim units covering 1,502 hectares (3,712 acres). The property extends from Constitution Hill and Wolf Lake southwest towards Mount Washington, and encompasses several zones of mineralization for 5 kilometres along Murex Creek, including the Lupus, Ideal, Murex, and the southern portion of the Domineer deposits at Mount Washington.

The Lupus zone is on Constitution Hill, adjacent to Wolf Lake, and has assayed up to 2.7 ounces per tonne gold and 5.7 ounces per tonne silver.

The Murex zone is on the northeast slope of Mount Washington, and represents an area of mineralization covering approximately 700 by 700 metres. It has been previously tested by a number of diamond-drill holes, with a 4 metre section of core assaying 4.08% copper, 32.91 grams per tonne silver and 6.31 grams per tonne gold.

The Ideal claims are situated midway between the Lupus and Murex zones, along Murex Creek. According to BC Assessment Report 19081, prospecting activities on the Ideal claims have resulted in chip samples assaying as high as 4.35 ounces per tonne gold and 2.7 ounces per tonne silver.

The Domineer epithermal deposits are due west of the Murex zone, and 400 metres south of the Mount Washington Copper open pit mine. It has a defined strike length of 1.5 kilometres and an average width of 61 metres. According to BC Assessment Report 18472, drill indicated reserves on the Mount Washington (Domineer) property stand at 606,600 tons grading 0.197 ounces per tonne gold and 0.94 ounces per tonne silver. It includes the underground portion, with a cut-off of 0.1 ounces per tonne gold, and the open pitable reserves, with a cut off of 0.05 ounces per tonne gold.

The Argo Gold Property is located 10 kilometres west of the south end of Tatlayako Lake, approximately 168 miles northwest of Vancouver. It covers 1,292 acres, and includes ten reverted crown grants.
The mineralized area of economic interest covers several square kilometres immediately south of Ottarasko Creek. The strike length is estimated as being at least 3 kilometres long, and is up to 300 metres in width. The target prospects are known as the Langara, the Standard, and the Argo.

On the Langara prospect, government records contained in MINFILE 092N 036 show that the typical average assay of chip samples taken across the widths of veins and adit zones is 6 grams per tonne gold and 70 grams per tonne silver. BC Assessment Report 16959 also documents that one quartz vein grab sample assayed 26.75 grams per tonne gold and 39.5 grams per tonne silver. Another grab sample documented in the same report assayed 2.52%copper, 3.13% zinc and 0.33% lead, although high values of these base metals are reported to be very sporadic.

On the Standard prospect, the mineralization is described in government records as “massive”, with assays of up to 19.2 grams per tonne gold and 20.6 grams per tonne silver (MINFILE 092N 037).
Typical samples from the namesake Argo prospect averaged 8 grams per tonne gold, 34 grams per tonne silver, and up to 0.43% copper (MINFILE 092N 038; Assessment Reports 16959, 17980).

The North Star Silver Property is situated in the historic Slocan Silver mining camp, and is located 1.5 kilometres east of Slocan Lake and approximately 4 kilomtres south of the village of Silverton. It covers almost 1,850 acres, and encompasses 3 past-producing mines; the Metallic, Noonday, and Buster.

The Metallic mine (MINFILE 082FNW066) is located on the north side of Hasty Creek. The ground surrounding the Metallic consists of the former Metallic claim group, composed of the Metallic, Midnight, Mary Florence and North Star claims. Government records document that past-production yielded an average of 2101 grams per tonne silver, 0.40 grams per tonne gold, 11% lead and 9.9 % zinc.

The nearby Noonday mine (MINFILE 082FNW068) is situated on reverted crown grants west of Hasty Creek, where past-production yielded an average of 2,655 grams per tonne silver, 0.16 grams per tonne gold, 18% lead, 2.4% zinc. The Buster mine (MINFILE 082FNW188) is located one mile north of the Noonday, and has yielded an average of 1,182 grams per tonne silver, 15.5 grams per tonne gold, 8.65% zinc and 7.5% lead.

The Loughborough Gold Property is located on the east side of Loughborough Inlet, approximately 140 miles northwest of Vancouver. It consists of 3 contiguous claim units covering 349 hectares (862 acres).

According to BC Assessment Report 14908, there are six or more vein systems reported on the property. Past-production from the Loughborough vein assayed an average of 0.88 ounces per tonne gold and 3.51 ounces per tonne silver. Subsequent exploration and sampling of the vein assayed up to 0.46 ounces per tonne gold and 2.30 ounces per tonne silver. Air photographs of the area indicate the presence of multiple very prominent northeasterly and northwesterly trending lineaments. However, the only shear vein system tested to-date by underground development is the Loughborough.

The property is also situated less than 5 miles from the historic Doratha-Morton mine, where two samples documented in Assessment Report 22515 and MINFILE 092K 023 assayed 1,560 grams (50.16 ounces) per tonne gold and 11,290 grams (363.02 ounces) per tonne gold, respectively.

The Lynx Gold Property covers 2,200 acres and is located approximately 75 miles southeast of Vernon, British Columbia. The property consists of the Kismet, Mountain View, Iron Ball, Snowdrop and Dewdrop claims.

The known gold-bearing veins are fissure type, and have been observed to also contain molybdenite. According to BC MINFILE 082LSE055 and BC Assessment Report 10530, bulldozer trenching was conducted in 1980, and in 1981 a $216,000 drill program completed 8 diamond drillholes totalling 1,608 metres. A chip sample from the face of the Kismet vein assayed 35.65 grams (1.15 ounces) per tonne gold and 2.06 grams per tonne silver. On the Dewdrop, west of the Iron Ball, opencuts have uncovered north-striking quartz fissure veins containing similar minerals in granite. Several cuts to the east of the Kismet tunnel have uncovered other fissure veins in the granite.

BC Assessment Report 10530 also documents that a new vein was discovered near drill hole H-7-81 hosting gold, pyrite and molybdenum. This vein assayed 5.83 grams per tonne gold and 55.19 grams per tonne silver from a selected surface grab sample. In a drill intersection the vein assayed 3.77 grams per tonne gold over 0.6 metres. The best intersection was from hole H-4-81, about 80 metres north-northeast of the Kismet adit. The sample assayed 28.52 grams (0.92 ounces) per tonne gold, 13.4 grams per tonne silver and 0.01% copper across 1.07 metres. This hole probably intersected the extension of the Kismet vein. The report concludes that the property shows potential for economic lengths and widths of gold mineralization in a favorable geological environment, and that the gold bearing veins warranted further diamond drill testing.

Cherry Gold is a road-accessible property that covers 1,788 acres located 9 kilometres east of Cherryville, British Columbia and 50 kilomtres east of Vernon, British Columbia. The property is within the Monashee Gold Camp, and was previously known as the Hilton Claim Group.

The primary target area is known as the Bulldozer Trench. According to MINFILE 082LSE063, there are 2 mineralized shear zones in the Bulldozer Trench; the Cherry and the Hilton shears. BC Assessment Report 11892 documents that samples from this area have assayed up to 158 grams (5.08 ounces) per tonne gold and 1,251 grams (40.22 ounces) per tonne silver. Samples of the Cherry shear where no quartz veining is present assayed up to 20 grams per tonne gold, 1.05% lead and 76 grams per tonne silver over 90 metres. These samples are confirmed in Assessment Report 18706, which concludes that the property “has good potential for hosting an economic gold deposit”. As well, both of these mineralized shear zones are open along strike and down dip.

A second target zone has been identified near the northwestern border of the property, and which is within 250 metres of the past-producing True Blue mine. As documented in MINFILE 082LSE035, assays from the True Blue were reportedly as high as 100,000 grams (3,215 ounces) per tonne silver.

Lancers Mountain Gold is located approximately 160 miles northwest of Vancouver, and is characterized by gold, silver, lead, zinc, copper, and molybdenum mineralization over 998 acres.  As documented in MINFILE 092N 051, there are at least four major gossanous zones with an average size measuring 50 by 50 metres.   On the northeast flank of Lancers Mountain a select grab sample from a trench cut in a silicified felsic dyke assayed 35,513 grams (1,141 ounces) per tonne silver, 56.6 grams (1.81 ounces) per tonne gold, 1.2% zinc and 0.39% lead.

The property also includes the Hannah prospect (MINFILE 092N 028).  The Hannah is a showing of gold, silver, copper and molybdenum mineralization in altered intrusive rocks located 8 kilometres southeast of Lancers Mountain.  Assay results from 64 channel and chip samples revealed that gold and molybdenum were more significant than copper and silver.  The average assay for gold was 1 gram per tonne (maximum 11.3), and for molybdenum was 0.087% (maximum 1.25%).

Another important area is the Discovery zone where a shear zone in the quartz monzonite stock is intruded by felsic to intermediate porphyritic dykes. The zone has been explored by diamond drilling and trenching; with one 1 metre section in a trench assaying 18 grams per tonne gold, 44 grams per tonne silver and 3.26% copper.

Elsewhere on the property in the Conductor "F" zone, the sheared contact between a feldspar porphyry dyke and silicified monzonite is marked by strong sulphide mineralization. A select grab sample from here assayed 126 grams (4.05 ounces) per tonne gold and over 1% copper, and a 2 metre channel sample averaged 85 grams (2.73 ounces) per tonne gold, 51 grams per tonne silver, and over 1% copper (Assessment Report 18202).

Despite some very high though sporadic geochemical results, most exploration efforts thus far in the area have not yet defined significant widths of economic mineralization, although the potential at depth is not discounted.  It should be noted that the property is characterized by rugged terrain and harsh weather conditions that have severely limited exploration to date.  The Company believes that despite its lack of infrastructure, the remarkably high assays such as 4.05 ounces per tonne gold in the Conductor zone and 1,141 ounces per tonne silver on Lancers Mountain make the property an attractive exploration target and a suitable joint-venture prospect of merit.

Pine River Vanadium covers 1,810 acres and is located in the Pine River Valley, approximately 700 kilometres northeast of Vancouver and about 600 kilometres northwest of Edmonton, Alberta.  While its location is remote, the property has excellent infrastructure with regard to both transportation and energy.  A paved highway passes through and alongside the claims, which also runs parallel with the Pine River.  The B.C. Railway crosses on the opposite side of the valley as does the Peace River Power transmission line. Natural gas and oil pipelines also follow the highway through the valley.

Sampling documented in MINFILE 093O 009 and Assessment Report 20372 has thus far defined a vanadium-bearing zone with a length of 200 metres and an estimated true width of 100 metres. Over 40 samples were assayed, with yields ranging in value from 0.219 to 0.47% vanadium, and up to 0.83% vanadium pentoxide (V2O5).  The deposit is estimated to contain at least several million tonnes, though these estimates are very preliminary and based on an examination of a very small portion of the overall property.

Research by the Company thus far indicates that North Bay now holds the only property in British Columbia where vanadium is the primary resource.  Besides its traditional uses, such as in the manufacture of high-strength and super-light steel alloys, vanadium has in recent years seen ever-increasing demand for use in the next generation of high-capacity batteries that can be charged and recharged indefinitely.  Hybrid cars, as well as large-scale wind and solar energy installations, all benefit from vanadium batteries to make these technologies more efficient, cost-effective, and environmentally-friendly.  Its use in alternative energy is one of the reasons that Discover Magazine recently called vanadium “the element that could change the world”.

New Eskay Creek consists of 3,688 acres directly adjacent to and within one mile of the main portal of Barrick’s famed Eskay Creek Mine.  It is located in northwestern British Columbia, approximately 70 kilometres north of Stewart and 900 kilometres northwest of Vancouver. Given its close proximity to Barrick’s Eskay Creek Mine, the area has excellent infrastructure.  Road access is provided by the Eskay Creek Mine Road, which extends from the Stewart-Cassiar Highway at Bob Quinn Lake and traverses through the western portion of the Company’s claims before it reaches the Eskay Creek Mine.

Prior to its closure in 2008, Barrick's Eskay Creek Mine was Canada's highest-grade gold mine and the world's fifth largest silver producer, with production well in excess of 3 million ounces of gold and 160 million ounces of silver.  The average grade of the resource was 48.4 grams (1.56 ounces) per tonne gold and 2,221 grams (71.4 ounces) per tonne silver.  The Eskay Creek deposit was also estimated to contain approximately 3.2 % lead, 5.2 % zinc, and 0.7 % copper.

According to British Columbia government records documented in BC MINFILE 104B 008, the major geological structure at Eskay Creek “is interpreted to be an asymmetric anticline which plunges gently to the northeast. The anticline is broken by a series of high-angle faults. Major faults strike north-northeast; minor ones north-northwest. Several northerly to northeasterly trending lineaments also traverse the property.”  Considering that the Company’s claims abut the length of the entire northern boundary of the Barrick leasehold, the northerly and northeastern directional indications of the orebody strike length make it clear that the Company has successfully secured a position of considerable strategic importance relative to the Eskay Creek deposit.

Truax Gold (MINFILE 092JNE060) is a road-accessible property located near Gold Bridge and Bralorne, British Columbia, approximately 150 miles north of Vancouver.  It extends over 4,437 contiguous acres from Mt. Truax westward to within 3 miles of the historic Bralorne and Pioneer mines.

According to BC Assessment Report 27094 filed in January 2003, numerous mineral occurrences are documented on the property, with sampling near Mt. Truax yielding assay results averaging 3.5 grams per tonne gold, 1,730 grams (55.62 ounces) per tonne silver, 1.41% antimony, and 7.31% lead. The same report also documents that previous exploration is known to have yielded assays as high as 4.46 ounces of gold per tonne.

The Company notes that the nearby Bralorne and Pioneer deposits have collectively produced over 4.1 million ounces of gold, making this the largest gold producing camp in British Columbia.

Litigation

None.

Employees

We have one full-time employee and one part-time employee. We believe we have good relations with all of our employees and do not have any unionized workers.

Competition

As metal prices continue to increase and demand grows, we expect new companies to form and compete with the already numerous junior and developed mining, exploration and production companies in existence.  Some of these companies may be more efficient in locating new claims, which could impede our business plan.  As well, some of these companies may be better funded, or more successful in attracting joint-venture partners, and thereby diminish our ability to execute our business plan.

Material Agreements

The Company presently has two joint-ventures under contract.

The Fawn Property is currently under a joint-venture agreement with Silver Quest Resources Ltd (TSX-V: SQI) (“Silver Quest”).  Silver Quest may acquire a 75% interest in the Fawn property by making aggregate cash payments of $100,000, issuing 150,000 shares, and incurring $1,500,000 in exploration expenditures over four years. Of the aggregate payments and commitments due, $25,000 in cash and 50,000 shares are due upon receipt of regulatory acceptance by the TSX Venture Exchange (now effective), and $250,000 in exploration expenditures must be expended in the first 12 months.  Upon completion of all of the terms of the agreement whereby Silver Quest acquires a 75% interest, a 75/25 joint-venture will be formed.  If subsequent to the formation of the joint-venture the interest of either party is reduced by dilution to less than 10%, such party's interest will automatically be converted to a 2% net smelter return royalty (NSR). The other party may then purchase one half of the NSR at any time up to 90 days following the commencement of commercial production for $1,500,000.

The Coronation Gold Property is currently under a joint-venture agreement with Lincoln Resources Inc. (“Lincoln”), a private Nevada corporation.  The agreement calls for Lincoln to commit up to $1.5 million CDN over three years for exploration expenses, developmental drilling, and surface ore recovery, with a minimum expenditure of $250,000 during the first year.  Upon completion of the work program and fulfillment of all the terms of the agreement, North Bay and Lincoln will each own 50% of the Coronation Gold Property, and will equally share any and all net revenue, including any near-term profits generated from surface ore recovery operations.  It is expected that a portion of any profits will be re-invested in ongoing development work on the Coronation’s underground resources.  In addition, North Bay has received an initial cash payment of $12,500 CDN from Lincoln, less a $2,500 CDN finders fee paid to an independent third party.

Government Regulation

At the present time, all of our mining claims are in Canada, where we are subject to regulation by numerous federal and provincial governmental authorities, but most importantly, by the British Columbia Ministry of Energy, Mines, and Petroleum Resources (MEMPR).  At some point in the near future we may also acquire mining properties in the United States, and would then be subject to regulation by the Federal Environmental Protection Agency, the Federal Department of the Interior, the Bureau of Land Management, the Forestry Service, as well as other comparable state agencies.  The acquisition of a prospect in Mexico, or any other country, will be subject to similar regulatory agencies requirements by various agencies in each country.  In all cases, the failure or delay in making required filings and obtaining regulatory approvals or licenses will adversely affect our ability to carry out our business plan.  The failure to obtain and comply with any regulations or licenses may result in fines or other penalties, and even the loss of our rights over a prospect. We expect compliance with these regulations to be a substantial expense in terms of time and cost. Therefore, compliance with or the failure to comply with applicable regulation will affect our ability to succeed in our business plan and ultimately to generate revenues and profits.

Reports to Security Holders

After we become subject to the informational requirements of the Securities Exchange Act of 1934, we will file annual, quarterly and other reports and information with the Securities and Exchange Commission. You may read and copy these reports, statements, or other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington D.C. 20549. Our filings will also be available to the public from commercial document retrieval services and the Internet worldwide website maintained by the U.S. Securities and Exchange Commission at www.sec.gov.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters discussed herein are forward-looking statements. Such forward-looking statements contained in this prospectus which is a part of our registration statement involve risks and uncertainties, including statements as to:

•	our future operating results;
•	our business prospects;
•	our contractual arrangements and relationships with third parties;
•	the dependence of our future success on the general economy;
•	our possible financings; and
•	the adequacy of our cash resources and working capital.

These forward-looking statements can generally be identified as such because the context of the statement will include words such as we “believe,” “anticipate,” “expect,” “estimate” or words of similar meaning. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which are described in close proximity to such statements and which could cause actual results to differ materially from those anticipated as of the date of this prospectus. Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included herein are only made as of the date of this prospectus, and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

You should read the following discussion of our financial condition and results of operations in conjunction with the financial statements and the notes thereto, included elsewhere in this prospectus.  The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs.  Our actual results could differ materially from those discussed in the forward-looking statements.  Factors that could cause or contribute to those differences include those discussed below and elsewhere in this prospectus, particularly in the “Risk Factors” section.

Overview

We seek to acquire, develop, and exploit natural resource properties with extensive reserves of precious metals, including gold, silver, platinum, and palladium, as well as base metals, including copper, zinc, lead and molybdenum. The Company’s business plan is based on the Generative Business Model, which is designed to leverage our mining properties and mineral claims into near-term revenue streams even during the earliest stages of exploration and development.  This is accomplished by entering into sales, joint-venture, and/or option contracts with other mining companies, for which the Company generates revenue through payments in cash, stock, and other consideration.

We began operations as a prospective mining company in March 2006, and we are engaged in the acquisition, development, and management of natural resources.  The Company’s mission is to build a portfolio of viable mining prospects throughout the world and developing them through subsidiaries and joint-venture partners to their full economic potential. North Bay's business plan is based on the Generative Business Model, which is designed to leverage its properties into near-term revenue streams even during the earliest stages of exploration and development. This provides shareholders with multiple opportunities to profit from discoveries while preserving capital and minimizing the risk involved in exploration and development.

As of February 4, 2010, we have joint-ventures underway on our (a) Fawn property in central British Columbia with Silver Quest Resources Ltd, and (b) our Coronation Gold property in southeastern British Columbia.  Two joint-ventures consummated in December 2008 have since been terminated, as has one other in 2009.  As of December 31, 2008, revenue from joint-venture agreements totaled $110,535, and revenue from claim sales totaled $45,777.  As per GAAP, this revenue has been classified as “Other Income”.  Top-line revenue is reserved for when we begin actual mining operations and begin generating revenue from mine production.

We currently do not control any properties with active mining operations, and while we are presently seeking to acquire operating properties, there is no guarantee that said negotiations will be successful.

As of February 4, 2010, we own the mineral rights to over 150 mining claims in British Columbia, which encompasses an aggregate holding of over 60,000 acres.  As per GAAP, expenditures to acquire and maintain our properties have been expensed, and will continue to be expensed until such time as we begin mining operations at one or more of our properties.

We currently generate revenue from claim sales and joint-venture agreements.  When we sell a claim, we capture near-term revenue, but forego any possibility of a future revenue stream.  When we enter into a joint-venture, we receive near-term revenue as well as a commitment for future revenue, but since the joint-venture partner has the option to withdraw at any time, we can not project revenue from a joint-venture into the future.  However, should a joint-venture partner withdraw, we still retain control of the asset, and can therefore enter into another joint-venture with another partner, develop the property ourselves, or else elect to sell the claims.

We expect to generate near-term revenue growth through claim sales and joint-venture activities.  We believe that our management’s proven track record of identifying and acquiring mineral properties of merit and securing joint-venture agreements with other companies will provide for continued revenue growth for the foreseeable future.  However, there is no assurance that the Company can successfully secure new joint-venture partnerships on terms that are satisfactory to the Company.

We expect to generate long-term revenue through the acquisition of an operating mine, and by the development of our properties, either independently or through joint-venture partners, into operating mines.  There is no assurance that these efforts will be successful, or that the projects will be economically viable.

Going Concern

Our financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has generated modest revenues since inception and has never paid any dividends and is unlikely to pay dividends. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations and to determine the existence, discovery and successful exploration of economically recoverable reserves in its resource properties, confirmation of the Company’s interests in the underlying properties, and the attainment of profitable operations. The Company has had very little operating history to date. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. These factors raise substantial doubt regarding the ability of the Company to continue as a going concern.

We have experienced recurring net losses from operations, which losses have caused an accumulated deficit of approximately $9.85 million as of September 30, 2009. In addition, we have a working capital deficit of approximately $532,000 as of September 30, 2009. We had net losses of approximately $328,478 and $1.5 million for the years ended December 31, 2008 and 2007, respectively. These factors, among others, raise substantial doubt about our ability to continue as a going concern. If we are unable to generate profits and are unable to continue to obtain financing to meet our working capital requirements, we may have to curtail our business sharply or cease operations altogether. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis to retain our current financing, to obtain additional financing, and, ultimately, to attain profitability. Should any of these events not occur, we will be adversely affected and we may have to cease operations.

The ongoing execution of our business plan is expected to result in operating losses over the next twelve months. Management believes it has enough cash to maintain its operations for the next twelve months. There are no assurances that we will be successful in achieving its goals of increasing revenues and reaching profitability.

In view of these conditions, our ability to continue as a going concern is dependent upon our ability to meet its financing requirements, and to ultimately achieve profitable operations. Management believes that its current and future plans provide an opportunity to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that may be necessary in the event we cannot continue as a going concern.

Summary of Significant Accounting Policies

Revenue Recognition

The company has recognized no mining revenue to date. In the future mining revenue will be recognized according to the policy described below.

 Revenue is recognized when the following conditions are met:

(a)  persuasive evidence of an arrangement to purchase exists;

(b) the price is determinable;

(c) the product has been delivered; and

(d) collection of the sales price is reasonably assured.

Under the terms of concentrate sales contracts with third-party smelters, final prices for the gold, silver, zinc, copper and lead in the concentrate are set based on the prevailing spot market metal prices on a specified future date based on the date that the concentrate is delivered to the smelter. The Company records revenues under these contracts based on forward prices at the time of delivery, which is when transfer of legal title to concentrate passes to the third-party smelters. The terms of the contracts result in differences between the recorded estimated price at delivery and the final settlement price. These differences are adjusted through revenue at each subsequent financial statement date.

Mineral Property Costs
The Company has been in the exploration stage since it entered the Mining Sector on March 10, 2006 and has not yet realized any revenues from mining operations.  Mineral property acquisition, exploration and development costs are expensed as incurred until such time as economic reserves are quantified. To date the Company has not established any proven or probable reserves on its mineral properties that are compliant with National Instrument 43-101.  Many properties do have historical reserve estimates, but these are not NI 43-101 compliant and can not be used at the present time to establish asset values.  The Company has adopted the provisions of the FASB standard on asset retirement obligations which establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment, or other disposal of long-lived tangible assets arising from the acquisition, construction or development and for normal operations of such assets.  As of December 31, 2008 and 2007, the Company had no developed properties; therefore an accrual related to asset retirement obligations was not necessary.

Fair Value of Financial Instruments
The Company adopted the Financial Accounting Standards Board’s standard related to fair value at inception. The standard defines fair value, establishes a framework for measuring fair value and expands disclosure of fair value measurements. The standard applies under other accounting pronouncements that require or permit fair value measurements and, accordingly, does not require any new fair value measurements. The standard clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the standard established a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows.

Level 1. Observable inputs such as quoted prices in active markets;

Level 2. Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3. Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

Results of Operations for the Nine Months Ended September 30, 2009 Compared to Results of Operations for the Nine Months Ended September 30, 2008

Gains from Other Income.  For the nine months ended September 30, 2009 and September 30, 2008, the Company’s  other income related to mineral claim sales and joint-ventures was $8,851 and $49,710, respectively. The Company has spent $11,668 and $29,877 in mineral property costs during each respective period in order to generate cash flows, consisting primarily of claim registration and maintenance fees.

Operating Expenses.  For the nine months ended September 30, 2009 and September 30, 2008, the Company had operating expenses of $576,316 and $197,129, respectively. The increase in operating expenses for the nine months ended September 30, 2009, was mainly due to accrued expenses in the form of deferred compensation and restricted stock-based bonuses.

Net Loss. For the nine months ended September 30, 2009, and September 30, 2008, we had net losses of $614,072 and $151,352. The increase in net losses that we incurred during the nine months ended September 30, 2009 was due to accrued expenses in the form of deferred compensation and restricted stock-based bonuses.

Results of Operations for the Year Ended December 31, 2008 Compared to Results of Operations for  the Year Ended December 31, 2007

Gains from Other Income. For the years ended December 31, 2008 and December 31, 2007, the Company’s other income from mineral claim sales and joint-ventures was $156,312 and $45,834, respectively. The Company spent $18,120 and $97,609 in 2008 and 2007 on mineral property costs in order to generate cashflows, consisting primarily of claim registration and maintenance fees.

Operating Expenses.  For the year ended December 31, 2008, the Company had operating expenses of $484,790, which included general and administrative expenses of $409,122.  Operating expenses for the year ended December 31, 2007 were $1,412,962, which included general and administrative expenses of $1,310,993.  Our decrease in operating expenses was mainly from the valuation of a restricted stock award to our Chief Executive Officer in 2007 that was not repeated in 2008.

Net Loss.  For the year ended December 31, 2008, we had a net loss of $328,478. Our net loss for the year ended December 31, 2007 was $1,490,871 and was incurred primarily from a one-time accounting charge resulting from a restricted stock award to our Chief Executive Officer. Our decrease in operating expenses for the year ended December 31, 2008 was due to an increase in other income and a decrease in stock issuances.

Liquidity and Capital Resources

The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. Since its inception, the Company has been funded by its founders, Board members, employees and persons related to or acquainted with these. To remedy the current deficiency in our liquidity position, we will raise funds through additional equity offerings, strategic agreements with partner companies, and debt. We currently have no external sources of liquidity and internal sources (revenue from sales) are very limited.

As of September 30, 2009, total current assets were $70,392, which consisted of $51,794 of cash, $4,937 of investments and $13,660 of accounts receivable.

As of December 31, 2008, total current assets were $137,186, which consisted of $3,471 of cash and $133,715 of investments.

As of September 30, 2009, total current liabilities were $602,310, which consisted entirely of deferred compensation.

As of December 31, 2008 and 2007, our total current liabilities were $570,289 and $377,428, respectively, and consisted entirely of deferred compensation.  Excluding accrued expenses for deferred compensation, the Company has no short-term or long-term debt.

We had a working capital deficit of $531,918 as of September 30, 2009, and a working capital deficit of $433,103 at December 31, 2008.

During the nine months ended September 30, 2009, operating activities used cash of $124,676 as compared to the nine months ended September 30, 2008 where we used cash of $6,705 in operating activities. The increase in cash used by operating activities for the nine months ended September 30, 2009 was due primarily to a decrease in other income.

Cash flows from financing activities represented the Company’s principal source of cash for the nine month period ended September 30, 2009. Cash flows from financing activities during the nine month period ended September 30, 2009, and September 30, 2008, were $173,000 and $11,891, respectively, and consisted primarily of proceeds from the issuance of stock.

As of December 31, 2008, total current assets were $137,186 which consisted of $3,471 of cash and $133,715 from investments.  As of December 31, 2007, total current assets were $23 which consisted of $23 of cash and $0 from investments.

As of December 31, 2008, total current liabilities were $570,289, which consisted entirely of deferred compensation.  This is an increase from the previous year ended December 31, 2007, when our current liabilities were $377,428 and also consisted entirely of deferred compensation.

We had negative net working capital of $433,103 as of December 31, 2008, compared to negative net working capital of $377,405 as of December 31, 2007.

During the year ended December 31, 2008, operating activities used cash of $16,552 as compared to the year ended December 31, 2007, where we used cash of $130,635 in operating activities. The cash used by operating activities for the year ended December 31, 2008 was due primarily to compensation expense. The cash used in operating activities for the year ended December 31, 2007 was also primarily related to compensation expense.

We had a net increase in cash of $3,448 for the year ended December 31, 2008. Cash flows from financing activities represented the Company’s principal source of cash for the twelve month period ended December 31, 2008. Cash flows from financing activities during the year ended December 31, 2008 were $20,000, consisting of proceeds in the amount of $10,000 from the issuance of stock and $10,000 of proceeds distributed to the Company by a related party. During the fiscal year ended December 31, 2007, we received $62,000 from financing activities from borrowings and $70,623 from contributions from a related party.

During the twelve months ended December 31, 2007, a non-convertible note payable from a third party totaling $50,000 with a 20% interest rate, maturing thirty days from the note date, was converted into 1,250,000 shares of common stock. During the same period, a non-convertible note payable from a third party totaling $12,000 with a 10% interest rate, maturing one year from the note date, was converted into 100,000 shares of common stock.  The aggregate shares were valued according to the closing market price on their respective conversion dates at $121,500.  The total loss on all conversions was $49,500 for the year ended December 31, 2007, and zero for the year ended December 31, 2008.

Recent Financings

On October 7, 2009, we entered into a Securities Purchase Agreement with Tangiers. Pursuant to the Securities Purchase Agreement, the Company may, at its discretion, periodically sell to Tangiers shares of its common stock for a total purchase price of up to $5,000,000. For each share of common stock purchased under the Securities Purchase Agreement, Tangiers will pay  us 90% of the lowest volume weighted average price of the Company's common stock as quoted by Bloomberg, LP on the Over-the-Counter Bulletin Board or other principal market on which the Company's common stock is traded for the five days immediately following the notice date. The price paid by Tangiers for the Company's stock shall be determined as of the date of each individual request for an advance under the Securities Purchase Agreement. Tangiers’ obligation to purchase shares of the Company's common stock under the Securities Purchase Agreement is subject to certain conditions, including the Company obtaining an effective registration statement for shares of the Company's common stock sold under the Securities Purchase Agreement and is limited to $100,000 per ten consecutive trading days after the advance notice is provided to Tangiers. The Securities Purchase Agreement shall terminate and Tangiers shall have no further obligation to make advances under the Securities Purchase Agreement at the earlier of the passing of 18 months after the date that the Securities and Exchange Commission declares the Company’s registration statement effective or the Company receives advances from Tangiers equal to $5,000,000. Upon the execution of the Securities Purchase Agreement, Tangiers received a one-time commitment fee equal to $85,000 of the Company's common stock divided by the lowest volume weighted average price of the Company's common stock during the 10 business days immediately following the date of the Securities Purchase Agreement, as quoted by Bloomberg, LP.

During 2009, the Company issued an aggregate of 21,800,000 shares of common stock in Rule 504 private placements.  The consideration received was $173,000.

Subsequent to December 31, 2009, the Company issued 5,000,000 shares of common stock in a Rule 504 private placement.  The consideration received was $50,000.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Recent Accounting Pronouncements

In April 2008, the FASB issued ASC 350-10, “Determination of the Useful Life of Intangible Assets.” ASC 350-10 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under ASC 350-10, “Goodwill and Other Intangible Assets.” ASC No. 350-10 is effective for fiscal years beginning after December 15, 2008. The adoption of this ASC did not have a material impact on our financial statements.

In April 2009, the FASB issued ASC 805-10, “Accounting for Assets Acquired and Liabilities assumed in a Business Combination That Arise from Contingencies — an amendment of FASB Statement No. 141 (Revised December 2007), Business Combinations”. ASC 805-10 addresses application issues raised by preparers, auditors and members of the legal profession on initial recognition and measurement, subsequent measurement and accounting and disclosure of assets and liabilities arising from contingencies in a business combination. ASC 805-10 is effective for assets or liabilities arising from contingencies in business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. ASC 805-10 will have an impact on our accounting for any future acquisitions and its financial statements.

In May 2009, the FASB issued SFAS No. 165, “Subsequent Events”, which is included in ASC Topic 855, Subsequent Events. ASC Topic 855 established principles and requirements for evaluating and reporting subsequent events and distinguishes which subsequent events should be recognized in the financial statements versus which subsequent events should be disclosed in the financial statements. ASC Topic 855 also requires disclosure of the date through which subsequent events are evaluated by management. ASC Topic 855 was effective for interim periods ending after June 15, 2009 and applies prospectively.

Because ASC Topic 855 impacts the disclosure requirements, and not the accounting treatment for subsequent events, the adoption of ASC Topic 855 did not impact our results of operations or financial condition.

Effective July 1, 2009, we adopted the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 105-10, Generally Accepted Accounting Principles – Overall (“ASC 105-10”). ASC 105-10 establishes the FASB Accounting Standards Codification (the “Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. All guidance contained in the Codification carries an equal level of authority. The Codification superseded all existing non-SEC accounting and reporting standards. All other non-grandfathered, non-SEC accounting literature not included in the Codification is non-authoritative. The FASB will not issue new standards in the form of Statements, FASB Staff Positions or Emerging Issues Task Force Abstracts. Instead, it will issue Accounting Standards Updates (“ASUs”). The FASB will not consider ASUs as authoritative in their own right. ASUs will serve only to update the Codification, provide background information about the guidance and provide the bases for conclusions on the change(s) in the Codification. References made to FASB guidance throughout these financials have been updated for the Codification.

In August 2009, the FASB issued ASU No. 2009-05, Measuring Liabilities at Fair Value, which provides additional guidance on how companies should measure liabilities at fair value under ASC 820. The ASU clarifies that the quoted price for an identical liability should be used. However, if such information is not available, an entity may use the quoted price of an identical liability when traded as an asset, quoted prices for similar liabilities or similar liabilities traded as assets, or another valuation technique (such as the market or income approach). The ASU also indicates that the fair value of a liability is not adjusted to reflect the impact of contractual restrictions that prevent its transfer and indicates circumstances in which quoted prices for an identical liability or quoted price for an identical liability traded as an asset may be considered level 1 fair value measurements. This ASU is effective October 1, 2009. We are currently evaluating the impact of this standard, but would not expect it to have a material impact on the our results of operations or financial condition.

In October 2009, the FASB issued ASU No. 2009-13, Multiple-Deliverable Revenue Arrangements – a consensus of the FASB Emerging Issues Task Force, that provides amendments to the criteria for separating consideration in multiple-deliverable arrangements. As a result of these amendments, multiple-deliverable revenue arrangements will be separated in more circumstances than under existing U.S. GAAP. The ASU does this by establishing a selling price hierarchy for determining the selling price of a deliverable. The selling price used for each deliverable will be based on vendor-specific objective evidence if available, third-party evidence if vendor-specific objective evidence is not available, or estimated selling price if neither vendor-specific objective evidence nor third-party evidence is available. A vendor will be required to determine its best estimate of selling price in a manner that is consistent with that used to determine the price to sell the deliverable on a standalone basis. This ASU also eliminates the residual method of allocation and will require that arrangement consideration be allocated at the inception of the arrangement to all deliverables using the relative selling price method, which allocates any discount in the overall arrangement proportionally to each deliverable based on its relative selling price. Expanded disclosures of qualitative and quantitative information regarding application of the multiple-deliverable revenue arrangement guidance are also required under the ASU. The ASU does not apply to arrangements for which industry specific allocation and measurement guidance exists, such as long-term construction contracts and software transactions. ASU No. 2009-13 is effective beginning January 1, 2011. We are currently evaluating the impact of this standard on our results of operations and financial condition.

DESCRIPTION OF PROPERTY

Our principal offices are located at 2120 Bethel Road, Lansdale PA 19446. The property is a suite containing approximately 600 square feet on a 5.5-acre complex owned by the Company’s Chief Executive Officer. The property is provided by way of a management agreement with The PAN Network, which bundles the office space along with other general administrative services, including the services of our Chief Executive Officer, with a commitment of $18,000 per month.  The term of the agreement is one year, and automatically renews annually on January 1 each year unless otherwise terminated by either party.  Any fees unpaid automatically accrue to deferred compensation.  The PAN Network maintains fire and casualty insurance on the property in an amount deemed adequate by management. We believe our current location is adequate for our current business and will serve our near term needs for office space.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Subsequent to December 31, 2008, the Board of Directors approved and the Company executed a management agreement with The PAN Network, a private business management and consulting company wholly-owned by the Company’s Chief Executive Officer.  The agreement is in consideration of $18,000 per month, and calls for PAN to provide (a) Office and board room space, including reception, utilities, landline phone/fax, computers, copiers, projectors, and miscellaneous services; (b) Financial Services, including Accounting, Corporate Filing and Bookkeeping; (c) Project and Administrative Services; (d) Resource Targeting, Acquisition, Development and Management Services; (e) Marketing Services, Communications, Marketing Materials Management, and Writing Services; (f) Strategic Planning, Milestone Management and Critical Path Analysis; and (g) Online Services, including Web Site Hosting, Web Site Design, Web Site Maintenance, and Email Services.   The agreement includes Mr. Leopold’s base salary of $15,000 per month, which will accrue entirely to deferred compensation during any period in which the commitment remains unpaid.  The term of the agreement is one year, and automatically renews annually on January 1 each year unless otherwise terminated by either party.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our Common Stock is traded on the Pink Sheets, under the symbol NBRI.PK. The most recent price for our common stock as of February 4, 2010 was $0.029.

The following table sets forth, for the periods indicated, the high and low bid prices of the Company's Common Stock traded on the Pink Sheets for the three quarters ended September 30, 2009 and the fiscal years ended December 2008 and December 31, 2007. The quotations are split-adjusted and reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

Fiscal Year 2009	High	Low
First Quarter	$0.04	$0.008
Second Quarter	0.03	0.009
Third Quarter	0.04	0.01
Fourth Quarter	$0.074	0.012

	Common Stock
Fiscal Year 2008	High	Low
First Quarter	$0.20	$0.03
Second Quarter	0.13	0.01
Third Quarter	$0.11	0.01
Fourth Quarter	0.10	0.003
	Common Stock
Fiscal Year 2007	High	Low
First Quarter	$0.30	$0.05
Second Quarter	$0.25	$0.07
Third Quarter	$0.20	$0.07
Fourth Quarter	$0.14	$0.01

Holders.  As of February 4, 2010, our common stock was held by approximately 1,418 shareholders of record. Our transfer agent is Colonial Stock Transfer Co., Inc., 66 Exchange Place, Salt Lake City, UT  84111, phone number (801) 355-5740. The transfer agent is responsible for all record-keeping and administrative functions in connection with the common shares of stock.

Dividends.  We have never declared or paid a cash dividend. There are no restrictions on the common stock or otherwise that limit our ability to pay cash dividends if declared by the Board of Directors. We do not anticipate declaring or paying any cash dividends in the foreseeable future.

EXECUTIVE COMPENSATION

The Company accrued or paid compensation to the Chief Executive Officer for services rendered to the Company in all capacities during the fiscal years shown in the Summary Compensation Table below. Deferred compensation accrued in 2008 and 2007 was $192,861 and $166,236, respectively.

Overview

The following is a discussion of our program for compensating our named executive officers and directors. Currently, we do not have a compensation committee, and as such, our board of directors is responsible for determining the compensation of our named executive officers.

Compensation Program Objectives and Philosophy

The primary goals of our policy of executive compensation are to attract and retain the most talented and dedicated executives possible, to assure that our executives are compensated effectively in a manner consistent with our strategy and competitive practice and to align executive compensation with the achievement of our short- and long-term business objectives.

The board of directors considers a variety of factors in determining compensation of executives, including their particular background and circumstances, such as their training and prior relevant work experience, their success in attracting and retaining savvy and technically proficient managers and employees, increasing our revenues, broadening our product line offerings, managing our costs and otherwise helping to lead our Company through a period of rapid growth.

In the near future, we expect that our board of directors will form a compensation committee charged with the oversight of executive compensation plans, policies and programs of our Company and with the full authority to determine and approve the compensation of our chief executive officer and make recommendations with respect to the compensation of our other executive officers. We expect that our compensation committee will continue to follow the general approach to executive compensation that we have followed to date, rewarding superior individual and Company performance with commensurate cash compensation.

Elements of Compensation

Our compensation program for the named executive officers consists primarily of base salary and a non-qualified deferred compensation plan. There is no retirement plan, long-term incentive plan or other such plans, although Mr. Leopold’s agreement has a bonus plan, subject to the Board’s discretion. The Company is a exploration stage company with limited revenue. As such, we have not yet obtained a consistent revenue stream with which to fund employee salaries and bonus plans. The base salary we provide is intended to equitably compensate the named executive officers based upon their level of responsibility, complexity and importance of role, leadership and growth potential, and experience.

Base Salary

We have deferred salary compensation for our executive officers.  Our named executive officers receive base salaries commensurate with their roles and responsibilities. Base salaries and subsequent adjustments, if any, are reviewed and approved by our board of directors annually, based on an informal review of relevant market data and each executive’s performance for the prior year, as well as each executive’s experience, expertise and position. The base salaries paid to our named executive officers in 2008 are reflected in the Summary Compensation Table below.

Stock-Based Awards
The Company has adopted an unfunded Non-Qualified Deferred Compensation Plan to compensate our Chief Executive Officer.  Under this Plan, the Company is not required to reserve funds for compensation, and is only obligated to pay compensation when and if funds are available.  Any amounts due but unpaid automatically accrue to deferred compensation. The Plan has the option to be renewed annually at the discretion of the Company. While unfunded and non-recourse, for compliance with GAAP this is disclosed as an accrued expense on the balance sheet.  As of December 31, 2008 and 2007, the outstanding balance of the Plan is $570,289 and $377,428, respectively.

In 2007 and 2008, our Chief Executive Officer was awarded restricted stock bonuses for deferring accrued salary, the value of which was based on the market closing price on the day of issuance, as follows:

Date	Type of Stock	Number of Shares	Value
2/12/2007	Preferred (I)	100	$ 101,000
2/9/2007	Common	250,000	$ 31,250
12/21/2007	Common	10,000,000	$ 900,000
12/16/2008	Common	2,500,000	$ 50,000

Employment Agreements

Subsequent to December 31, 2008, the Board of Directors approved and the Company executed a management agreement with The PAN Network (“PAN”), a private business management and consulting company wholly-owned by the Company’s Chief Executive Officer.  The agreement is in consideration of $18,000 per month, and calls for PAN to provide (a) Office and board room space, including reception, utilities, landline phone/fax, computers, copiers, projectors, and miscellaneous services; (b) Financial Services, including Accounting, Corporate Filing and Bookkeeping; (c) Project and Administrative Services; (d) Resource Targeting, Acquisition, Development and Management Services; (e) Marketing Services, Communications, Marketing Materials Management, and Writing Services; (f) Strategic Planning, Milestone Management and Critical Path Analysis; and (g) Online Services, including Web Site Hosting, Web Site Design, Web Site Maintenance, and Email Services. The agreement includes Mr. Leopold’s salary of $15,000 per month, which will accrue entirely to deferred compensation during any period in which the commitment remains unpaid.  The term of the agreement is one year, and automatically renews annually on January 1 each year unless otherwise terminated by either party.

Retirement Benefits

Currently, we do not provide any Company sponsored retirement benefits to any employee, including the named executive officers.

Perquisites

Historically, we have not provided our named executive officers with any perquisites and other personal benefits. We do not view perquisites as a significant element of our compensation structure, but do believe that perquisites can be useful in attracting, motivating and retaining the executive talent for which we compete. It is expected that our historical practices regarding perquisites will continue and will be subject to periodic review by our board of directors.

The following table sets forth the compensation paid to our chief executive officer for each of our last two completed fiscal years. No other officer received compensation greater than $100,000 for either fiscal year

Summary Compensation Table

Name and Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	All Other Compensation ($)	Total ($)
P Perry Leopold	2009	$180,000	$0	$253,785	$0	$433,785
Pr Chairman and C Chief Executive O Officer	2008	$180,000	$0	$50,000	$0	$230,000
	2007	$180,000	$0	$1,032,250	$0	$1,212,250
	2006	$120,000	$0	-

(1)
The values shown in this column represent the dollar amount recognized for financial statement reporting purposes with respect to the 2008, 2007 and 2006 fiscal years for the fair value of stock awards granted in such periods in accordance with SFAS 123(R). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The amount recognized for these awards was calculated using the Black Scholes pricing model, and reflect grants from our Plan.

Outstanding Equity Awards at Fiscal Year End.

The following table sets forth information with respect to the outstanding equity awards of our principal executive officers and principal financial officers during 2008, and each person who served as an executive officer of North Bay Resources as of December 31, 2008:

2008 Grants of Plan Based Awards

Name	Grant Date	All Other Stock Awards (# of Shares)	Closing Market Price of Awards on the Date of Grant	Grant Date Fair Value of Stock Awards ($)
Perry Leopold	12/16/2008	2,500,000	$0.02	$$50,000
Chairman and Chief Executive Officer

Outstanding Equity Awards at December 31, 2008

The following table sets forth certain information regarding outstanding equity awards granted to our named executive officers for 2007 and 2008 that remain outstanding as of December 31, 2008. All of the options in this table are exercisable at any time.

		Option awards				Stock Awards

Name		Number of securities underlying unexercised options(#) exercisable	Number of securities underlying unexercised options(#) unexercisable	Option exercise price ($)	Option expiration date	Number of Shares of stock that have not vested (#)	Market Value of Shares of stock that have not vested ($)

Perry Leopold	2008	0	0	0.00	12/31/09	0	0

COMPENSATION OF DIRECTORS
Director Compensation for Year Ended December 31, 2008

The following table sets forth with respect to the named director, compensation information inclusive of equity awards and payments made in the year ended December 31, 2008.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Perry Leopold	--	$50,000 (1)	--	--	192,861	--	$242,861
Fred Michini	--	$20,000 (1)	--	--	--	--	$20,000

———————
(1)	These stock awards were awarded in his capacity as a director.

Compensation Committee Interlocks and Insider Participation

We did not have a compensation committee during the year ended December 31, 2008. During the fiscal year ended December 31, 2008, none of our executive officers served on the board of directors of any entities whose directors or officers serve on our board of directors.

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
INDEX TO FINANCIAL STATEMENTS

Page
North Bay Resources Inc. Financial Statements (unaudited):

Balance Sheets as of September 30, 2009 and December 31, 2008	40

Statement of Operations for the Three and Nine Months Ended September 30, 2009 and 2008, and Inception (June 18, 2004) through September 30, 2009	41

Statement of Cash Flows for the Three and Nine Months Ended September 30, 2009 and 2008, and Inception (June 18, 2004) through September 30, 2009	42

Notes to Financial Statements	43 - 47

North Bay Resources Inc. Audited Financial Statements:

Report of Independent Registered Public Accounting Firm	48

Balance Sheets as of December 31, 2008 and 2007	49

Statements of Operations for the years ended December 31, 2008 and 2007, and Inception (June 18, 2004) through December 31, 2008	50

Statement of Changes in Stockholder's Deficit from Inception (June 18, 2004) through December 31, 2008	51-53

Statements of Cash flows for the years ended December 31, 2008 and 2007, and Inception (June 18, 2004) through December 31, 2008	54

Notes to Financial Statements	55-64

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
BALANCE SHEETS
AS OF SEPTEMBER 30, 2009 & DECEMBER 31, 2008

	Sept. 30, 2009 (unaudited)	Dec. 31, 2008 (audited)
ASSETS
Current Assets
Cash	$51,795	$3,471
Investments	4,937	133,715
Accounts Receivable	13,660	-
Total Current Assets	70,392	137,186
TOTAL ASSETS	$70,392	$137,186

LIABILITIES & STOCKHOLDERS’ DEFICIT
Liabilities
Current Liabilities
Deferred Compensation	$602,310	$570,289
Total Current Liabilities	602,310	570,289
Total Liabilities	602,310	570,289

Stockholders’ Deficit
Preferred stock, Series I, $0.001 par value, 100 shares authorized, 100 shares issued and outstanding at September 30, 2009, and December 31, 2008, respectively	-	-

Convertible Preferred stock, Series A, $0.001 par value, 8,000,000 shares authorized, 4,000,000 and nil shares issued and outstanding at September 30, 2009, and December 31, 2008, respectively	4,000	-

Convertible Preferred stock, Series G, $0.001 par value, 1,500,000 shares authorized,100,000 and nil shares issued and outstanding at September 30, 2009, and December 31, 2008, respectively	100	-

Common stock, $0.001 par value, 250,000,000 shares authorized, 58,597,287 and 24,297,287 shares issued and outstanding at September 30, 2009, and December 31, 2008, respectively	58,597	24,297
Additional Paid-In Capital	9,361,524	8,755,889
Deficit Accumulated During Exploration Stage	(9,850,141)	(9,236,069)
Accumulated Other Comprehensive Income /(Loss)	(105,998)	22,780
Total Stockholders’ Deficit	(531,918)	(433,103)
TOTAL LIABILITIES & STOCKHOLDERS’ DEFICIT	$70,392	$137,186

The accompanying notes are an integral part of these financial statements

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF OPERATIONS
FOR THE THREE AND NINE-MONTH PERIODS ENDING
SEPTEMBER 30, 2009 & 2008 (Unaudited) & THE PERIOD FROM JUNE 18, 2004 (INCEPTION)
 THROUGH SEPTEMBER 30, 2009 (Unaudited)

	3 months	3 months	9 months	9 months	Inception (June 18,
	ended	ended	ended	ended	2004) through
	September	September	September	September	September
	30, 2009	30, 2008	30, 2009	30, 2008	30, 2009
Revenues
Retail Sales	$-	$-	$-	$-	$40,567
Cost of Revenue	-	-	-	-	49,070
Gross Profit (Loss)	-	-	-	-	(8,503)

Operating Expenses
Commissions & Consulting Fees	12,250	-	52,425	-	259,659
General & Administrative Costs	341,224	97,777	477,034	176,445	8,843,524
Mining Property Costs	11,668	6,456	29,877	15,684	745,469
Professional Services	13,980	-	16,980	5,000	33,633
Total Operating Expenses	379,122	104,233	576,316	197,129	9,882,285
Net Operating Loss	(379,122)	(104,233)	(576,316)	(197,129)	(9,890,788)
Other Income (Expenses)
Gain on Mineral Claim Sales & JVs	8,851	-	49,710	45,777	251,856
Interest Income	34	-	34	-	34
Interest Expense	-	-	-	-	(74,243)
Loss on Conversion of Debt or Accrued Salary	(75,000)	-	(87,500)	-	(137,000)
Total Other Income (Expenses)	(66,115)	-	(37,756)	45,777	40,647
Net Loss	(445,237)	(104,233)	(614,072)	(151,352)	(9,850,141)
Other Comprehensive Income
Unrealized Loss on Available For Sale Securities	(119,890.00)	-	(128,778.00)	-	(105,998.00)
Total Comprehensive Loss	$(565,127)	$(104,233)	$(742,850)	$(151,352)	$(9,956,139)

Weighted Average Shares Outstanding	52,034,787	16,522,261	37,647,287	16,522,261
(Basic and Diluted)
Basic and Diluted Net Loss per Share	$(0.01)	$(0.01)	$(0.02)	$(0.01)

The accompanying notes are an integral part of these financial statements

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF CASH FLOWS
FOR THE NINE-MONTH PERIODS ENDING
SEPTEMBER 30, 2009 AND 2008 (Unaudited) & THE PERIOD FROM JUNE 18, 2004 (INCEPTION)
 THROUGH SEPTEMBER 30, 2009 (Unaudited)

			Inception (June 18, 2004)
	9 months ended	9 months ended	through
	30-Sep-09	30-Sep-08	30-Sep-09

CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$ (614,072)	$ (151,352)	$ (9,850,141)
Adjustments to reconcile Net Loss
to net cash used by operations:
Gain on sale of claims, non-cash	-	-	(110,935)
Preferred Stock issued to related party for services	253,785	-	253,785
Common Stock issued for services	29,750	-	5,130,417
Preferred Stock issued for services	-	-	101,000
Common Stock issued as interest on loan	-	-	1,500
Loss on Conversion of debt and accrued salaries	87,500	-	1,311,952
Bad debt expense	19,149	-	19,149
Interest on Beneficial Conversion Feature	-	-	62,000
Changes in operating assets and liabilities:
Accounts Receivable	(32,809)	-	(32,809)
Accrued Expenses	132,021	144,647	1,915,058
Net cash used in Operating Activities	(124,676)	(6,705)	(1,199,024)
CASH FLOWS FROM INVESTING ACTIVITIES
Cash provided by Investing Activities	-	-	-
Net cash provided by Investing Activities	-	-	-
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of stock	173,000	-	705,700
Contribution from investor	-	10,000	244,994
Shares re-purchased and retired	-	-	(2,000)
Borrowings on debt	-	1,891	302,125
Net cash provided by Financing Activities	173,000	11,891	1,250,819
Net cash increase for period	48,324	5,186	51,795
Cash at beginning of period	3,471	23	-
Cash at end of period	$ 51,795	$ 5,209	$ 51,795
Supplementary Cash Flow Information:
Cash Paid for Interest	-	-	-
Cash Paid for Taxes	-	-	-
Non-Cash Investing & Financing Activities:
Common Stock Issued for Preferred Shares	-	-	2,400
Common Stock Issued for Conversion of debt and accrued salary	100,000	-	2,559,825
Unrealized Loss on Available for Sale Securities	(128,778)	-	(105,998)

The accompanying notes are an integral part of these financial statements

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
FOR THE NINE-MONTH PERIODS ENDING
SEPTEMBER 30, 2009 AND 2008

NOTE 1   GENERAL ORGANIZATION AND BUSINESS

The Company was incorporated in the State of Delaware on June 18, 2004 under the name Ultimate Jukebox, Inc.  On September 4, 2004, Ultimate Jukebox, Inc. merged with NetMusic Corporation, and subsequently changed the Company name to NetMusic Entertainment Corporation.  On March 10, 2006, the Company ceased digital media distribution operations, began operations as a natural resources company, and changed the Company name to Enterayon, Inc.  On January 15, 2008, the Company merged with and assumed the name of its wholly-owned subsidiary, North Bay Resources Inc.  As a result of the merger, Enterayon, Inc. was effectively dissolved, leaving North Bay Resources Inc. as the remaining company.

The Company’s business plan is based on the Generative Business Model, which is designed to leverage our mining properties and mineral claims into near-term revenue streams even during the earliest stages of exploration and development. This is accomplished by entering into sales, joint-venture, and/or option contracts with other mining companies, for which the Company generates revenue through payments in cash, stock, and other consideration.

The Generative Business Model is our short term plan to leverage properties until funding is adequate to implement our long term plan. The Company’s long term plan is to locate and extract gold and silver from current exploration stage properties. This will be done through utilizing joint-ventures and other funding that is available to develop  properties until they reach the production stage. Once in the production stage, the Company plans on extracting gold, silver, and other profitable by-products, and selling them to smelters. The Company has not currently begun this stage of the business plan.

NOTE 2   GOING CONCERN

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has generated modest revenues since inception and has never paid any dividends and is unlikely to pay dividends. The company has accumulated losses since inception equal to $9,850,141 as of September 30, 2009. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations and to determine the existence, discovery and successful exploration of economically recoverable reserves in its resource properties, confirmation of the Company’s interests in the underlying properties, and the attainment of profitable operations. The Company has had very little operating history to date. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. These factors raise substantial doubt regarding the ability of the Company to continue as a going concern.

NOTE 3   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents
The Company considers all highly liquid debt instruments and other short-term investments with a maturity of three months or less, when purchased, to be cash equivalents. There were no cash equivalents at September 30, 2009 and December 31, 2008. The Company maintains cash and cash equivalent balances at one financial institution that is insured by the Federal Deposit Insurance Corporation up to $250,000.

Revenue Recognition

The company has recognized no mining revenue to date. In the future mining revenue will be recognized according to the policy described below.

 Revenue is recognized when the following conditions are met:

(a)  persuasive evidence of an arrangement to purchase exists;

(b) the price is determinable;

(c) the product has been delivered; and

(d) collection of the sales price is reasonably assured.

Under the terms of concentrate sales contracts with third-party smelters, final prices for the gold, silver, zinc, copper and lead in the concentrate are set based on the prevailing spot market metal prices on a specified future date based on the date that the concentrate is delivered to the smelter. The Company records revenues under these contracts based on forward prices at the time of delivery, which is when transfer of legal title to concentrate passes to the third-party smelters. The terms of the contracts result in differences between the recorded estimated price at delivery and the final settlement price. These differences are adjusted through revenue at each subsequent financial statement date.

Mineral Property Costs

The Company has been in the exploration stage since it entered the Mining Sector on March 10, 2006 and has not yet realized any revenues from mining operations.  Mineral property acquisition, exploration and development costs are expensed as incurred until such time as economic reserves are quantified. To date the Company has not established any proven or probable reserves on its mineral properties that are compliant with National Instrument 43-101.  Many properties do have historical reserve estimates, but these are not NI 43-101 compliant and cannot be used at the present time to establish asset values.  The Company has adopted the provisions of the FASB standard related to asset retirement obligations which establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment, or other disposal of long-lived tangible assets arising from the acquisition, construction or development and for normal operations of such assets.  As of September 30, 2009 and December 31, 2008, the Company had no developed properties, therefore an accrual related to asset retirement obligations was not necessary.

Other Income

Income from mineral claim sales, joint-ventures, and option agreements are recognized when persuasive evidence of an arrangement exists, the fee is fixed or determinable, collectability is reasonably assured, and the underlying event resulting in the revenue has occurred. In circumstances when these criteria are not met, recognition is deferred until resolution occurs.

Fair Value of Financial Instruments

The Company adopted the FASB standard related to fair value measurement at inception. The standard defines fair value, establishes a framework for measuring fair value and expands disclosure of fair value measurements. The standard applies under other accounting pronouncements that require or permit fair value measurements and, accordingly, does not require any new fair value measurements. The standard clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the standard established a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows.

Level 1. Observable inputs such as quoted prices in active markets;

Level 2. Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3. Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The following table presents assets that are measured and recognized at fair value as of September 30, 2009, and December 31, 2008, on a recurring basis:
				Total
				Unrealized
Description	Level 1	Level 2	Level 3	Loss
Available For Sale Securities	$4,937	$-	$-	$ 128,778
Totals	$4,937	$-	$-	$ 128,778

				Total
				Unrealized
Description	Level 1	Level 2	Level 3	Gains
Available For Sale Securities	$133,715	$-	$-	$ 22,780
Totals	$133,715	$-	$-	$ 22,780

Recently Issued Accounting Standards

In April 2008, the FASB issued ASC 350-10, “Determination of the Useful Life of Intangible Assets.” ASC 350-10 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under ASC 350-10, “Goodwill and Other Intangible Assets.” ASC No. 350-10 is effective for fiscal years beginning after December 15, 2008. The adoption of this ASC did not have a material impact on our financial statements.

In April 2009, the FASB issued ASC 805-10, “Accounting for Assets Acquired and Liabilities assumed in a Business Combination That Arise from Contingencies — an amendment of FASB Statement No. 141 (Revised December 2007), Business Combinations”. ASC 805-10 addresses application issues raised by preparers, auditors and members of the legal profession on initial recognition and measurement, subsequent measurement and accounting and disclosure of assets and liabilities arising from contingencies in a business combination. ASC 805-10 is effective for assets or liabilities arising from contingencies in business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. ASC 805-10 will have an impact on our accounting for any future acquisitions and its financial statements.

In May 2009, the FASB issued SFAS No. 165, “Subsequent Events”, which is included in ASC Topic 855, Subsequent Events. ASC Topic 855 established principles and requirements for evaluating and reporting subsequent events and distinguishes which subsequent events should be recognized in the financial statements versus which subsequent events should be disclosed in the financial statements. ASC Topic 855 also requires disclosure of the date through which subsequent events are evaluated by management. ASC Topic 855 was effective for interim periods ending after June 15, 2009 and applies prospectively. Because ASC Topic 855 impacts the disclosure requirements, and not the accounting treatment for subsequent events, the adoption of ASC Topic 855 did not impact our results of operations or financial condition.

Effective July 1, 2009, we adopted the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 105-10, Generally Accepted Accounting Principles – Overall (“ASC 105-10”). ASC 105-10 establishes the FASB Accounting Standards Codification (the “Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. All guidance contained in the Codification carries an equal level of authority. The Codification superseded all existing non-SEC accounting and reporting standards. All other non-grandfathered, non-SEC accounting literature not included in the Codification is non-authoritative. The FASB will not issue new standards in the form of Statements, FASB Staff Positions or Emerging Issues Task Force Abstracts. Instead, it will issue Accounting Standards Updates (“ASUs”). The FASB will not consider ASUs as authoritative in their own right. ASUs will serve only to update the Codification, provide background information about the guidance and provide the bases for conclusions on the change(s) in the Codification. References made to FASB guidance throughout these financials have been updated for the Codification.

In August 2009, the FASB issued ASU No. 2009-05, Measuring Liabilities at Fair Value, which provides additional guidance on how companies should measure liabilities at fair value under ASC 820. The ASU clarifies that the quoted price for an identical liability should be used. However, if such information is not available, an entity may use the quoted price of an identical liability when traded as an asset, quoted prices for similar liabilities or similar liabilities traded as assets, or another valuation technique (such as the market or income approach). The ASU also indicates that the fair value of a liability is not adjusted to reflect the impact of contractual restrictions that prevent its transfer and indicates circumstances in which quoted prices for an identical liability or quoted price for an identical liability traded as an asset may be considered level 1 fair value measurements. This ASU is effective October 1, 2009. We are currently evaluating the impact of this standard, but would not expect it to have a material impact on our results of operations or financial condition.

In October 2009, the FASB issued ASU No. 2009-13, Multiple-Deliverable Revenue Arrangements – a consensus of the FASB Emerging Issues Task Force, that provides amendments to the criteria for separating consideration in multiple-deliverable arrangements. As a result of these amendments, multiple-deliverable revenue arrangements will be separated in more circumstances than under existing U.S. GAAP. The ASU does this by establishing a selling price hierarchy for determining the selling price of a deliverable. The selling price used for each deliverable will be based on vendor-specific objective evidence if available, third-party evidence if vendor-specific objective evidence is not available, or estimated selling price if neither vendor-specific objective evidence nor third-party evidence is available. A vendor will be required to determine its best estimate of selling price in a manner that is consistent with that used to determine the price to sell the deliverable on a standalone basis. This ASU also eliminates the residual method of allocation and will require that arrangement consideration be allocated at the inception of the arrangement to all deliverables using the relative selling price method, which allocates any discount in the overall arrangement proportionally to each deliverable based on its relative selling price. Expanded disclosures of qualitative and quantitative information regarding application of the multiple-deliverable revenue arrangement guidance are also required under the ASU. The ASU does not apply to arrangements for which industry specific allocation and measurement guidance exists, such as long-term construction contracts and software transactions. ASU No. 2009-13 is effective beginning January 1, 2011. We are currently evaluating the impact of this standard on our results of operations and financial condition.

NOTE 4    AVAILABLE FOR SALE SECURITIES

As of September 30, 2009, the value of the Company’s holdings in Hidalgo Mining International Inc. stock (HMIT) was $4,937. The original value of the shares received was $110,935 according to the closing price of the shares as of the date they were received in 2008. From the time of purchase to December 31, 2008, there was an unrealized gain on the shares of $22,780. During the nine months ended September 30, 2009, the Company had an unrealized loss on these securities of $128,778. These shares were considered available for sale due to the Company’s ability and intent to hold the investments for an indefinite amount of time. The Company did not consider the impairment on these shares to be other than temporary based on the short holding period the shares had been impaired for, and the ability of the Company to hold the shares until a potential recovery in the stock price could occur. The temporary nature of the impairment will be re-evaluated at all filing dates, and the securities will continue to be marked to the market price on the balance sheet date.

NOTE 5    DEFERRED COMPENSATION/NQDC & CONVERSION OF DEFERRED COMPENSATION

The Company has adopted an unfunded Non-Qualified Deferred Compensation plan to compensate our Chief Executive Officer.  While unfunded and non-recourse, for compliance with GAAP this is disclosed as an accrued expense on the balance sheet.  During the nine months ended September 30, 2009, this amount was reduced by $100,000 and converted to equity (see Note 7). The Company recognized a loss on the conversion equal to $87,500, which represents the difference between the market value of the stock issued of $187,500, and the salary converted. The shares were valued according to the closing market price of the Company’s stock on the date of conversion. As of December 31, 2008, and September 30, 2009, the remaining outstanding balance of the NQDC plan is $570,289 and $602,310 respectively.

NOTE 6    RELATED PARTY TRANSACTIONS

On August 11, 2009, the Board of Directors approved and the Company executed a management agreement with The PAN Network (“PAN”), a private business management and consulting company wholly-owned by the Company’s Chief Executive Officer.  The agreement is in consideration of $18,000 per month, and calls for PAN to provide (a) office and board room space, including reception, utilities, landline phone/fax, computers, copiers, projectors, and miscellaneous services; (b) financial services, including accounting, corporate filing and bookkeeping; (c) project and administrative services; (d) resource targeting, acquisition, development and management services; (e) marketing services, communications, marketing materials management, and writing services; (f) strategic planning, milestone management and critical path analysis; and (g) online services, including web site hosting, web site design, web site maintenance, and email services.   The agreement includes Mr. Leopold’s salary of $15,000 per month, which will accrue entirely to deferred compensation during any period in which the commitment remains unpaid.  The agreement automatically renews annually on January 1 each year, unless otherwise terminated by either party.

NOTE 7    STOCKHOLDERS’ EQUITY

During 2009, the Company issued 4,000,000 shares of Series A Preferred stock, and 100,000 shares of Series G Preferred stock to our Chief Executive Officer as a bonus for services rendered.  Each share of Series A Preferred has 10 votes, and is convertible to 5 shares of common.  Each share of Series G Preferred has no votes, and is convertible to 1/100 of an ounce of gold, or 20 shares of common, at the shareholder’s option.  The conversion value of the Series A shares according to market price on the date of issuance was $231,785. The conversion value of the Series G shares according to market price on the date of issuance was $22,000. Series A shares were valued according to the value of the common stock the shares were convertible into on the issuance date, plus the value assigned to the additional voting rights assigned to the Series A shares. The value assigned to the voting rights was derived from a model generated by a valuation expert that specializes in valuing equity instruments with no quoted markets. The Series G shares were valued according to the value of the common stock the shares were convertible into on the issuance date.

During 2009, the Company issued an aggregate of 21,800,000 shares of common stock in private placements.  The consideration received was $173,000.

During 2009, the Company issued an aggregate of 10,000,000 shares of common stock to a private investor to reduce the balance due of deferred compensation to the Chief Executive Officer by $100,000. The deferred compensation was assigned by the Chief Executive Officer to the private investor in lieu of cash, and the assigned liability was immediately converted to equity by the investor. The value of the shares issued according to the market price on the date of issuance was $187,500. The difference between the value of the deferred compensation and the value of the shares issued was recorded as a loss on conversion.

During 2009, the Company issued an aggregate of 2,500,000 shares of restricted Rule 144 common stock for services rendered.  The shares were valued at $29,750, based on the market price on the date of issuance.

NOTE 8    SUBSEQUENT EVENTS

Subsequent to the end of the quarter, the Company received notification from Hidalgo Mining International Inc. ("Hidalgo") stating that Hidalgo is "unable to continue with any of its planned efforts on the North Bay Joint Venture projects due to capital needs which cannot be met at this time." As a result, North Bay has elected to exercise its contractual rights to terminate both the Silver Leaf and the Gold Hill Project JV agreements, and will thereby regain its full 100% undivided ownership of both properties.  In accordance with the FASB standard related to subsequent events, $19,149 previously classified as accounts receivable related to the Hidalgo joint venture has been written off as a bad debt as of September 30, 2009.

Subsequent to the end of the quarter, the Company agreed to terms on an earn-in joint venture with Silver Quest Resources Ltd ("Silver Quest") on North Bay's Fawn gold-silver property in central British Columbia, Canada. Upon TSX Venture Exchange acceptance of the terms of the agreement, Silver Quest may acquire an initial 75% interest in the Fawn Property by making aggregate cash payments of $100,000, issuing a total of 150,000 shares, and incurring an aggregate of $1,500,000 in exploration expenditures over four years.

Subsequent to the end of the quarter, the Company secured $5 Million in financing under an equity line of credit with Tangiers Investors, LP ("Tangiers") to fund the Company's operations and prospective mining acquisitions. North Bay has entered into a Securities Purchase Agreement with Tangiers that provides North Bay the right, but not the obligation, to draw down on the equity line of credit by selling to Tangiers shares of the Company's common stock for a total purchase price of up to $5 Million. Tangiers will pay the Company 90% of the lowest volume weighted average price of the Company's common stock during the pricing period as quoted by Bloomberg, LP on the Over-the-Counter Bulletin Board ("OTCBB"). Tangiers' obligation to purchase shares of the Company's common stock under the Securities Purchase Agreement is subject to certain conditions, including the Company obtaining an effective registration statement for shares of the Company's common stock sold under the Securities Purchase Agreement and is limited to $100,000 per 10 consecutive trading days after the advance notice is provided to Tangiers.  Upon signing the Securities Purchase Agreement, the Company has agreed to issue Tangiers $85,000 in restricted stock as a one-time commitment fee.  To meet this obligation, the Company has reserved 6,589,147 shares of restricted common stock for issuance during the quarter ended March 31, 2010.  These shares were issued on January 20, 2010.

Subsequent to December 31, 2009, the Company issued 5,000,000 shares of common stock in a Rule 504 private placement.  The consideration received was $50,000.

The Company evaluated all subsequent events through the date the financial statements were issued on February 8, 2010.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
North Bay Resources Inc.

(An Exploration Stage Company)

We have audited the accompanying balance sheets of North Bay Resources Inc. (an exploration stage company) as of December 31, 2008 and 2007, and the related statements of operations, changes in stockholders' equity, and cash flows for the years then ended, and for the period from June 18, 2004 (inception) through December 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of North Bay Resources Inc. as of December 31, 2008 and 2007, and the results of its operations, changes in stockholders' equity and cash flows for the periods described in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has very little operations to date, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC
www.mkacpas.com
Houston, Texas
February 8, 2010

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
BALANCE SHEETS
AS OF DECEMBER 31, 2008 AND 2007

	Dec. 31, 2008	Dec. 31, 2007
ASSETS
Current Assets
Cash	$3,471	$23
Investments	133,715	-
Total Current Assets	137,186	23
TOTAL ASSETS	$137,186	$23

LIABILITIES & STOCKHOLDERS’ DEFICIT
Liabilities
Current Liabilities
Deferred Compensation	$570,289	$377,428
Total Current Liabilities	570,289	377,428
Total Liabilities	570,289	377,428

Stockholders’ Deficit
Preferred stock, Series I, $0.001 par value, 100 shares authorized, 100 shares issued and outstanding at December 31, 2008 and December 31, 2007, respectively	-	-
Convertible Preferred stock, Series A, $0.001 par value, 8,000,000 shares authorized, no shares issued and outstanding at December 31, 2008 and December 31, 2007, respectively	-	-
Common stock, $0.001 par value, 250,000,000 shares authorized, 24,297,287 and 16,522,261 shares issued and outstanding at December 31, 2008 and December 31, 2007, respectively	24,297	16,522
Additional Paid-In Capital	8,755,889	8,513,664
Deficit Accumulated During Exploration Stage	(9,236,069)	(8,907,591)
Accumulated Other Comprehensive Income	22,780	-
Total Stockholders’ Deficit	(433,103)	(377,405)
TOTAL LIABILITIES & STOCKHOLDERS’ DEFICIT	$137,186	$23

The accompanying notes are an integral part of these financial statements

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED
DECEMBER 31, 2008 AND DECEMBER 31, 2007
AND THE PERIOD FROM
JUNE 18, 2004 (INCEPTION) THROUGH DECEMBER 31, 2008

	Year ended	Year ended	Since inception
	December 31,	December 31,	(Jun 18, 2004
	2008	2007	- Dec 31, 2008)

Revenues
Retail Sales (revenue prior to change to mining company in 2006)	$-	$-	$40,567
Cost of Revenue			49,070
Gross Profit (Loss)	-	-	(8,503)

Operating Expenses
Commissions & Consulting Fees	51,548	-	207,234
General & Administrative Costs	409,122	1,310,993	8,366,490
Mining Property Costs	18,120	97,609	715,592
Professional Services	6,000	4,360	16,653
Total Operating Expenses	484,790	1,412,962	9,305,969
Net Operating Loss	(484,790)	(1,412,962)	(9,314,472)
Other Income (Expenses)
Gain on Mineral Claim Sales	156,312	45,834	202,146
Interest Expense	-	(74,243)	(74,243)
Loss on Conversion of Debt	-	(49,500)	(49,500)
Total Other Income (Expenses)	156,312	(77,909)	78,403
Net Loss	$(328,478)	$(1,490,871)	$(9,236,069)
Other Comprehensive Income
Unrealized Gain on Available For Sale Securities	22,780	-	22,780
Total Comprehensive Loss	$(305,698)	$(1,490,871)	$(9,213,289)

WEIGHTED AVERAGE NUMBER SHARES OUTSTANDING (Basic and Diluted)	17,143,177	5,846,083
Basic and Diluted Net Loss per Share	$(0.02)	$(0.26)

The accompanying notes are an integral part of these financial statements

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE PERIOD
JUNE 18, 2004 (INCEPTION) THROUGH DECEMBER 31, 2008

	Preferred Stock			Common Stock
	Series A Shares	Series I Shares	Amount	Shares	Amount	Additional Paid-In Capital	Accumulated Deficit	Accumulated OCI	Total Stockholders’ Equity (Deficit)
Inception 6/18/2004	-	-	$ -	-	$ -	$ -	$ -	$ -	$ -
Founder's Shares issued	1,200,000	-	1,200	320,000	320	(1,520)	-	-	-
Shares issued for merger	1,200,000	-	1,200	320,000	320	(1,520)	-	-	-
Common Stock issued for cash	-	-	-	200,000	200	4,800	-	-	5,000
Net loss for year	-	-	-	-	-	-	(95,587)	-	(95,587)
Balance at 12/31/2004	2,400,000	-	$ 2,400	840,000	$ 840	$ 1,760	$ (95,587)	$ -	$ (90,587)

Common Stock issued to convert debt	-	-	-	12,127	12	180,213	-	-	180,225

Common Stock issued for services	-	-	-	121,491	121	2,586,046	-	-	2,586,167

Common Stock issued for cash	-	-	-	102,643	103	517,597	-	-	517,700

Net loss for year	-	-	-	-	-	-	(1,816,896)	-	(1,816,896)

Balance at 12/31/2005	2,400,000	-	$ 2,400	1,076,261	$ 1,076	$ 3,285,616	$ (1,912,483)	$ -	$ 1,376,609

The accompanying notes are an integral part of these financial statements

Preferred Stock			Common Stock
Series A Shares	Series I Shares	Amount	Shares	Amount	Additional Paid-In Capital	Accumulated Deficit	Accumulated OCI	Total Stockholders’ Equity (Deficit)
Common Stock issued to convert debt	-	-	-	1,202,000	1,202	2,206,398	-	-	2,207,600

Common Stock issued for services	-	-	-	1,309,000	1,309	1,543,191	-	-	1,544,500

Expenses paid by shareholder	-	-	-	-	-	164,371	-	-	164,371

Net loss for year	-	-	-	-	-	-	(5,504,237)	-	(5,504,237)

Balance at 12/31/2006	2,400,000	-	$ 2,400	3,587,261	$ 3,587	$ 7,199,576	$ (7,416,720)	$ -	$ (211,157)

Beneficial Conversion Features on notes payable	-	-	-	-	-	62,000	-	-	62,000
Common Stock issued to convert debt	-	-	-	1,350,000	1,350	120,150	-	-	121,500
Common Stock issued for services	-	-	-	10,575,000	10,575	959,425	-	-	970,000

Common Stock issued as interest on loan	-	-	-	10,000	10	1,490	-	-	1,500

Preferred Shares issued for services	-	100	-	-	-	101,000	-	-	101,000

Common Stock issued for conversion of preferred shares	(2,400,000)	-	(2,400)	1,200,000	1,200	1,200	-	-	-

The accompanying notes are an integral part of these financial statements

Preferred Stock			Common Stock
Series A Shares	Series I Shares	Amount	Shares	Amount	Additional Paid-In Capital	Accumulated Deficit	Accumulated OCI	Total Stockholders’ Equity (Deficit)

Shares bought back and retired	-	-	-	(200,000)	(200)	(1,800)	-	-	(2,000)

Expenses paid by shareholder	-	-	-	-	-	70,623	-	-	70,623

Net loss for year	-	-	-	-	-	-	(1,490,871)	-	(1,490,871)

Balance at 12/31/2007	-	100	$ -	16,522,261	$ 16,522	$ 8,513,664	$ (8,907,591)	-	$ (377,405)

Rounding of shares due to stock split	-	-	-	26	-	-	-	-	-

Common Stock issued for services	-	-	-	5,500,000	5,500	224,500	-	-	230,000

Common Stock issued for cash	-	-	-	2,275,000	2,275	7,725	-	-	10,000

Contribution from investor	-	-	-	-	-	10,000	-	-	10,000

Mark to market AFS Securities	-	-	-	-	-	-	-	22,780	22,780

Net loss for year	-	-	-	-	-	-	(328,478)	-	(328,478)

Balance at 12/31/2008	-	100	$ -	24,297,287	$ 24,297	$ 8,755,889	$ (9,236,069)	$ 22,780	$ (433,103)

The accompanying notes are an integral part of these financial statements

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED
DECEMBER 31, 2008 AND DECEMBER 31, 2007
AND THE PERIOD FROM
JUNE 18, 2004 (INCEPTION) THROUGH DECEMBER 31, 2008

	Year ended	Year ended	Since inception
	December 31, 2008	December 31, 2007	(Jun 18, 2004 - Dec 31, 2008)
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(328,478)	$(1,490,871)	$(9,236,069)
Adjustments to reconcile Net Loss
to net cash provided by operations:
Gain on sale of claims, non-cash	(110,935)	-	(110,935)
Common Stock issued for services	230,000	970,000	5,100,667
Preferred Stock issued for services	-	101,000	101,000
Loss on Conversion of Debt and Accrued Salary	-	49,500	1,224,452
Shares issued as interest on loan	-	1,500	1,500
Interest on Beneficial Conversion Feature	-	62,000	62,000
Changes in operating assets and liabilities:
Accrued Expenses	192,861	176,236	1,783,037
Net cash used in Operating Activities	(16,552)	(130,635)	(1,074,348)
CASH FLOWS FROM INVESTING ACTIVITIES
Cash Provided by Investing Activities	-	-	-
Net Cash Provided by Investing Activities	-	-	-
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of stock	10,000	-	532,700
Contributions from related party	10,000	70,623	244,994
Shares re-purchased and retired	-	(2,000)	(2,000)
Borrowings on debt	-	62,000	302,125
Net cash provided by Financing Activities	20,000	130,623	1,077,819
Net cash increase/(decrease) for period	3,448	(12)	3,471
Cash at beginning of period	23	35	-
Cash at end of period	3,471	23	3,471
Supplementary Cash Flow Information:
Cash Paid for Interest	-	-	-
Cash Paid for Taxes	-	-	-
Non-Cash Investing & Financing Activities:
Common Stock Issued For Conversion of Preferred Shares	$-	$2,400	$2,400
Common Stock Issued For Conversion of Debt and Accrued Salary	$-	$72,000	$2,459,825
Unrealized Gain on Available For Sale Securities	$22,780	$-	$22,780

The accompanying notes are an integral part of these financial statements

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008
AND DECEMBER 31, 2007

NOTE 1                      GENERAL ORGANIZATION AND BUSINESS

The Company was incorporated in the State of Delaware on June 18, 2004 under the name Ultimate Jukebox, Inc.  On September 4, 2004, Ultimate Jukebox, Inc. merged with NetMusic Corporation, and subsequently changed the Company name to NetMusic Entertainment Corporation.  On March 10, 2006, the Company ceased digital media distribution operations, began operations as a natural resources company, and changed the Company name to Enterayon, Inc.  On January 15, 2008, the Company merged with and assumed the name of its wholly-owned subsidiary, North Bay Resources Inc.  As a result of the merger, Enterayon, Inc. was effectively dissolved, leaving North Bay Resources Inc. as the remaining company.

The Company’s business plan is based on the Generative Business Model, which is designed to leverage our mining properties and mineral claims into near-term revenue streams even during the earliest stages of exploration and development. This is accomplished by entering into sales, joint-venture, and/or option contracts with other mining companies, for which the Company generates revenue through payments in cash, stock, and other consideration.

The Generative Business Model is our short term plan to leverage properties until funding is adequate to implement our long term plan. The Company’s long term plan is to locate and extract gold and silver from current exploration stage properties. This will be done through utilizing joint-ventures and other funding that is available to develop  properties until they reach the production stage. Once in the production stage, the Company plans on extracting gold, silver, and other profitable by-products, and selling them to smelters. The Company has not currently begun this stage of the business plan.

NOTE 2                      GOING CONCERN

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has generated modest revenues since inception and has never paid any dividends and is unlikely to pay dividends. The company has accumulated losses since inception equal to $9,236,069 as of December 31, 2008. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations and to determine the existence, discovery and successful exploration of economically recoverable reserves in its resource properties, confirmation of the Company’s interests in the underlying properties, and the attainment of profitable operations. The Company has had very little operating history to date. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. These factors raise substantial doubt regarding the ability of the Company to continue as a going concern.

NOTE 3                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with a maturity of three months or less, when purchased, to be cash equivalents. There were no cash equivalents at December 31, 2008 and 2007. The Company maintains cash and cash equivalent balances at one financial institution that is insured by the Federal Deposit Insurance Corporation up to $250,000.

Marketable Securities

The Company accounts for its marketable securities, which are available for sale, according to the applicable FASB standard. The original cost of the marketable securities approximated fair market value as of the date the securities were acquired. Unrealized gains or losses from the time the securities were acquired through the balance sheet date of

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008
AND DECEMBER 31, 2007

NOTE 3                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

December 31, 2008 were recorded as other comprehensive income. The available for sale securities balance as of December 31, 2008 approximates fair market value of the securities as of the balance sheet date in accordance with the standard.

Revenue Recognition

The company has recognized no mining revenue to date. In the future mining revenue will be recognized according to the policy described below.

 Revenue is recognized when the following conditions are met:

(a)  persuasive evidence of an arrangement to purchase exists;

(b) the price is determinable;

(c) the product has been delivered; and

(d) collection of the sales price is reasonably assured.

Under the terms of concentrate sales contracts with third-party smelters, final prices for the gold, silver, zinc, copper and lead in the concentrate are set based on the prevailing spot market metal prices on a specified future date based on the date that the concentrate is delivered to the smelter. The Company records revenues under these contracts based on forward prices at the time of delivery, which is when transfer of legal title to concentrate passes to the third-party smelters. The terms of the contracts result in differences between the recorded estimated price at delivery and the final settlement price. These differences are adjusted through revenue at each subsequent financial statement date.

Mineral Property Costs

The Company has been in the exploration stage since it entered the Mining Sector on March 10, 2006 and has not yet realized any revenues from mining operations. Mineral property acquisition, exploration and development costs are expensed as incurred until such time as economic reserves are quantified. To date the Company has not established any proven or probable reserves on its mineral properties that are compliant with National Instrument 43-101.  Many properties do have historical reserve estimates, but these are not NI 43-101 compliant and can not be used at the present time to establish asset values.  The Company has adopted the provisions of the FASB standard related to accounting for asset retirement obligations, which establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment, or other disposal of long-lived tangible assets arising from the acquisition, construction or development and for normal operations of such assets.  As of December 31, 2008 and 2007, the Company had no developed properties, therefore an accrual related to asset retirement obligations was not necessary.

Income Taxes

The Company utilizes the liability method of accounting for income taxes. Under the liability method, deferred tax assets and liabilities are determined based on the differences between the financial reporting basis and the tax basis of the assets and liabilities, and are measured using enacted tax rates that will be in effect when the differences are expected to reverse.

The Company adopted the provisions of the FASB interpretation related to accounting for uncertainty in income taxes, which seeks to reduce the diversity in practice associated with the accounting and reporting for uncertainty in income tax positions.  The Company believes it does not have any uncertain tax positions taken or expected to be taken in its income tax returns.

Fair Value of Financial Instruments

The Company adopted the FASB standard related to fair value measurement at inception. The standard defines fair value, establishes a framework for measuring fair value and expands disclosure of fair value measurements. The standard applies under other accounting pronouncements that require or permit fair value measurements and, accordingly, does not require any new fair value measurements. The standard clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008
AND DECEMBER 31, 2007

NOTE 3                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, The standard established a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows.

Level 1. Observable inputs such as quoted prices in active markets;

Level 2. Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3. Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The following table presents assets that are measured and recognized at fair value as of December 31, 2008 and the year then ended on a recurring basis:

				Total
				Unrealized
Description	Level 1	Level 2	Level 3	Gains
Available For Sale Securities	$133,715	$-	$-	$ 22,780
Totals	$133,715	$-	$-	$ 22,780

The following table presents assets that are measured and recognized at fair value as of December 31, 2007 and the year then ended on a recurring basis:

Total
Unrealized
Description	Level 1	Level 2	Level 3	Gains
Available For Sale Securities	$-	$-	$-	$-
Totals	$-	$-	$-	$-

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008
AND DECEMBER 31, 2007

NOTE 3                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income/Loss Per Share of Common Stock
Basic net loss per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share includes additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for the periods presented.  As of December 31, 2008 and 2007, there were no options or warrants outstanding.

The following is a reconciliation of the computation for basic and diluted EPS:

	Dec 31, 2008	Dec 31, 2007
Net Loss	($328,478)	($1,490,871)
Weighted-average common shares Outstanding (Basic)	17,143,177	5,846,183
Weighted-average common stock Equivalents	-	-
Weighted-average common shares Outstanding (Diluted)	17,143,177	5,846,083
Basic and Diluted Net loss per Share	($0.02)	($0.26)

Recently Issued Accounting Standards

In April 2008, the FASB issued ASC 350-10, “Determination of the Useful Life of Intangible Assets.” ASC 350-10 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under ASC 350-10, “Goodwill and Other Intangible Assets.” ASC No. 350-10 is effective for fiscal years beginning after December 15, 2008. The adoption of this ASC did not have a material impact on our financial statements.

In April 2009, the FASB issued ASC 805-10, “Accounting for Assets Acquired and Liabilities assumed in a Business Combination That Arise from Contingencies — an amendment of FASB Statement No. 141 (Revised December 2007), Business Combinations”. ASC 805-10 addresses application issues raised by preparers, auditors and members of the legal profession on initial recognition and measurement, subsequent measurement and accounting and disclosure of assets and liabilities arising from contingencies in a business combination. ASC 805-10 is effective for assets or liabilities arising from contingencies in business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. ASC 805-10 will have an impact on our accounting for any future acquisitions and its financial statements.

In May 2009, the FASB issued SFAS No. 165, “Subsequent Events”, which is included in ASC Topic 855, Subsequent Events. ASC Topic 855 established principles and requirements for evaluating and reporting subsequent events and distinguishes which subsequent events should be recognized in the financial statements versus which subsequent events should be disclosed in the financial statements. ASC Topic 855 also requires disclosure of the date through which subsequent events are evaluated by management. ASC Topic 855 was effective for interim periods ending after June 15, 2009 and applies prospectively. Because ASC Topic 855 impacts the disclosure requirements, and not the accounting treatment for subsequent events, the adoption of ASC Topic 855 did not impact our results of operations or financial condition.

Effective July 1, 2009, we adopted the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 105-10, Generally Accepted Accounting Principles – Overall (“ASC 105-10”). ASC 105-10 establishes the FASB Accounting Standards Codification (the “Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008
AND DECEMBER 31, 2007

NOTE 3                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

authoritative U.S. GAAP for SEC registrants. All guidance contained in the Codification carries an equal level of authority. The Codification superseded all existing non-SEC accounting and reporting standards. All other non-grandfathered, non-SEC accounting literature not included in the Codification is non-authoritative. The FASB will not issue new standards in the form of Statements, FASB Staff Positions or Emerging Issues Task Force Abstracts. Instead, it will issue Accounting Standards Updates (“ASUs”). The FASB will not consider ASUs as authoritative in their own right. ASUs will serve only to update the Codification, provide background information about the guidance and provide the bases for conclusions on the change(s) in the Codification. References made to FASB guidance throughout these financials have been updated for the Codification.

In August 2009, the FASB issued ASU No. 2009-05, Measuring Liabilities at Fair Value, which provides additional guidance on how companies should measure liabilities at fair value under ASC 820. The ASU clarifies that the quoted price for an identical liability should be used. However, if such information is not available, an entity may use the quoted price of an identical liability when traded as an asset, quoted prices for similar liabilities or similar liabilities traded as assets, or another valuation technique (such as the market or income approach). The ASU also indicates that the fair value of a liability is not adjusted to reflect the impact of contractual restrictions that prevent its transfer and indicates circumstances in which quoted prices for an identical liability or quoted price for an identical liability traded as an asset may be considered level 1 fair value measurements. This ASU is effective October 1, 2009. We are currently evaluating the impact of this standard, but would not expect it to have a material impact on the our results of operations or financial condition.

In October 2009, the FASB issued ASU No. 2009-13, Multiple-Deliverable Revenue Arrangements – a consensus of the FASB Emerging Issues Task Force, that provides amendments to the criteria for separating consideration in multiple-deliverable arrangements. As a result of these amendments, multiple-deliverable revenue arrangements will be separated in more circumstances than under existing U.S. GAAP. The ASU does this by establishing a selling price hierarchy for determining the selling price of a deliverable. The selling price used for each deliverable will be based on vendor-specific objective evidence if available, third-party evidence if vendor-specific objective evidence is not available, or estimated selling price if neither vendor-specific objective evidence nor third-party evidence is available. A vendor will be required to determine its best estimate of selling price in a manner that is consistent with that used to determine the price to sell the deliverable on a standalone basis. This ASU also eliminates the residual method of allocation and will require that arrangement consideration be allocated at the inception of the arrangement to all deliverables using the relative selling price method, which allocates any discount in the overall arrangement proportionally to each deliverable based on its relative selling price. Expanded disclosures of qualitative and quantitative information regarding application of the multiple-deliverable revenue arrangement guidance are also required under the ASU. The ASU does not apply to arrangements for which industry specific allocation and measurement guidance exists, such as long-term construction contracts and software transactions. ASU No. 2009-13 is effective beginning January 1, 2011. We are currently evaluating the impact of this standard on our results of operations and financial condition.

NOTE 4                      STOCK BASED COMPENSATION

Beginning January 1, 2006, the Company adopted the FASB standard related to stock based compensation. The standard requires all share-based payments to employees (which includes non-employee Directors), including employee stock options, warrants and restricted stock, be measured at the fair value of the award and expensed over the requisite service period (generally the vesting period). The fair value of common stock options or warrants granted to employees is estimated at the date of grant using the Black-Scholes option pricing model by using the historical volatility of comparable public companies. The calculation also takes into account the common stock fair market value at the grant date, the exercise price, the expected life of the common stock option or warrant, the dividend yield and the risk-free interest rate.

The Company from time to time may issue stock options, warrants and restricted stock to acquire goods or services from third parties. Restricted stock, options or warrants issued to other than employees or directors are recorded on the basis of their fair value, which is measured as of the date required by Emerging Issues Task Force issuance related to accounting for equity instruments issued to non-employees. 96-18. In accordance with issuance, the options or warrants are valued using the Black-Scholes option pricing model on the basis of the market price of the underlying equity instrument on the “valuation date,” which for options and warrants related to contracts that have substantial disincentives to non-performance, is the date of the contract, and for all other

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008
AND DECEMBER 31, 2007

NOTE 4                      STOCK BASED COMPENSATION (CONTINUED)

contracts is the vesting date. Expense related to the options and warrants is recognized on a straight-line basis over the shorter of the period over which services are to be received or the vesting period.   As of December 31, 2008 and 2007, no options or warrants have been issued, and none are outstanding.

NOTE 5                      COMMITMENTS AND CONTINGENCIES:

As of December 31, 2008 and 2007, the Company does not have any outside commitments, and is not currently leasing any office space.  Office space is provided as part of a management agreement with The PAN Network, a private business management and consulting company wholly-owned by the Company’s Chief Executive Officer (see Note 11 - Related Party Transactions).  The agreement is renewable annually at the discretion of both parties. As a result there are no future payments for our lease beyond the current year contract.

The Company is not and has never been involved in any litigation of any nature, and the Company is not aware of any pending or threatened litigation.

NOTE 6                      CONVERSION OF NOTES PAYABLE

During the twelve months ended December 31, 2007, a non-convertible note payable from a third party totaling $50,000 with a 20% interest rate, maturing thirty days from the note date, was converted into 1,250,000 shares of common stock. During the same period, a non-convertible note payable from a third party totaling $12,000 with a 10% interest rate, maturing one year from the note date, was converted into 100,000 shares of common stock.  The aggregate shares were valued according to the closing market price on their respective conversion dates at $121,500.  The total loss on all conversions was $49,500 for the year ended December 31, 2007, and zero for the year ended December 31, 2008.

NOTE 7                      STOCK SPLITS

On February 18, 2005, the Company effected a 4 for 1 forward stock split of our common shares.  On March 12, 2006, and on February 7, 2008, the Company effected 1 for 10 reverse stock splits.  All information presented herein has been retrospectively adjusted to reflect these stock splits as they took place as of the earliest period presented.

NOTE 8                      BENEFICIAL CONVERSION FEATURE

From time to time, the Company may issue convertible notes that may have conversion prices that create an embedded beneficial conversion feature pursuant to the Emerging Issues Task Force issuance on beneficial conversion features. A beneficial conversion feature exists on the date a convertible note is issued when the fair value of the underlying common stock to which the note is convertible into is in excess of the remaining unallocated proceeds of the note after first considering the allocation of a portion of the note proceeds to the fair value of any attached equity instruments, if any related equity instruments were granted with the debt. In accordance with the EITF issuance, the intrinsic value of the beneficial conversion feature is recorded as a debt discount with a corresponding amount to additional paid in capital. The debt discount is amortized to interest expense over the life of the note using the effective interest method.   During the years ended December 31, 2008 and 2007, beneficial conversion features related to convertible notes payable totaling $0 and $62,000 were recorded. The entire discount was expensed in the year ended December 31, 2007 due to the conversion of the note prior to year end.

NOTE 9                      INCOME TAXES

 As of December 31, 2008 and 2007, the Company had net operating loss carry-forwards totaling approximately $1,209,490 and $1,194,000 that begin to expire in 2025.  The carry-forward losses and the related deferred tax benefit are significantly limited by the provisions of Internal Revenue Code Section 382. The Company’s taxable losses, as determined by an independent tax advisor, created a deferred tax benefit of approximately $423,322, and $418,000, at December 31, 2008 and 2007, respectively. Due to the Company determining that it will not likely realize the deferred tax asset, a full valuation allowance has been taken to reduce the deferred tax asset to zero as of December 31, 2007, and 2008, respectively.

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008
AND DECEMBER 31, 2007

NOTE 9                      INCOME TAXES (CONTINUED)

In 2008 and 2007, the primary difference between financial statement reporting and taxable income (loss) was expenses not deductible for tax purposes including non-cash share based payments issued for services of $230,000 and $1,071,000, respectively. In 2007, the Company had a temporary difference between financial and tax income due to the expensing of exploration stage properties for financial reporting and capitalizing the properties for tax reporting. This difference resulted in temporary differences of $0 and $70,388 for December 31, 2008, and 2007, respectively. However, no tax benefit has been reported in the December 31, 2008 or 2007 financial statements because utilization of the carry-forward is not more likely than not.

The deferred tax assets as of December 31, 2008 and 2007 are as follows:
	2008	2007
Deferred Tax Asset:
Net Operating Loss Carryforwards	$ 1,193,637	$ 906,154
Current Year Net Operating Loss	98,478	287,483
Total Operating Loss Carryforward	1,292,115	1,193,637
Enacted future tax rate	35%	35%
Deferred Tax Asset for NOL	452,240	417,773
Deferred Tax Asset for temporary differences between book and tax income
	-	24,636
Gross Deferred Tax Asset	452,240	442,409
Valuation Allowance	(452,240)	(442,409)
Net Deferred Tax Asset	-	-

NOTE 10                      DEFERRED COMPENSATION/NQDC

The Company has adopted an unfunded Non-Qualified Deferred Compensation (NQDC) plan to compensate our Chief Executive Officer.  Under this plan, the Company is not required to reserve funds for compensation, and is only obligated to pay compensation when and if funds are available.  Any amounts due but unpaid automatically accrue to deferred compensation. The plan has the option to be renewed annually at the discretion of the Company. While unfunded and non-recourse, for compliance with GAAP this is disclosed as an accrued expense on the balance sheet.  As of December 31, 2008 and 2007, the outstanding balance of the NQDC plan is $570,289 and $377,428, respectively.

In 2007 and 2008, our Chief Executive Officer was awarded restricted stock bonuses for deferring accrued salary, the value of which was based on the market closing price on the day of issuance, as follows:

Date	Type of Stock	Number of Shares	Value
2/12/2007	Preferred (I)	100	$ 101,000
2/9/2007	Common	250,000	$ 31,250
12/21/2007	Common	10,000,000	$ 900,000
12/16/2008	Common	2,500,000	$ 50,000

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008
AND DECEMBER 31, 2007

NOTE 11                      RELATED PARTY TRANSACTIONS

Subsequent to December 31, 2008, the Board of Directors approved and the Company executed a management agreement with The PAN Network (“PAN”), a private business management and consulting company wholly-owned by the Company’s Chief Executive Officer.  The agreement is in consideration of $18,000 per month, and calls for PAN to provide (a) office and board room space, including reception, utilities, landline phone/fax, computers, copiers, projectors, and miscellaneous services; (b) financial services, including accounting, corporate filing and bookkeeping; (c) project and administrative services; (d) resource targeting, acquisition, development and management services; (e) marketing services, communications, marketing materials management, and writing services; (f) strategic planning, milestone management and critical path analysis; and (g) online services, including web site hosting, web site design, web site maintenance, and email services.   The agreement includes Mr. Leopold’s salary of $15,000 per month, which will accrue entirely to deferred compensation during any period in which the commitment remains unpaid.  The term of the agreement is one year, and automatically renews annually on January 1 each year unless otherwise terminated by either party.

NOTE 12                      INVESTMENTS

In 2008, the Company was to receive $100,000 in joint-venture payments from Hidalgo Mining International Inc. (OTC: HMIT) pursuant to joint-venture agreements on the Company's Silver Leaf and Gold Hill Project properties.  The Company elected to accept payment in shares of HMIT stock and received a total of 9,875,213 shares.  The shares were valued at $110,935 according to the closing price of the stock on the date the shares were received. A gain of $10,935 related to the value of the stock over the original agreement was recorded due to the transaction.  As of December 31, 2008, the market value of these shares was $133,715. The shares were classified as available for sale, therefore the unrealized gain of $22,780 was recognized in other comprehensive income.  Subsequent to December 31, 2008, the joint-ventures with Hidalgo have been terminated, and by agreement the Company has retained its shares of HMIT.

NOTE 13                      SHARE ISSUANCES SINCE JUNE 18, 2004 (INCEPTION)

In 2004, the Company issued an aggregate of 320,000 shares of common stock and 1,200,000 shares of preferred stock as Founders shares to the Company Founders. The preferred stock was convertible to common stock at a rate of one common share per two preferred shares. The shares were valued at their par value which was equal to $1,520.

In 2004, the Company issued an aggregate of 320,000 shares of common stock and 1,200,000 shares of preferred stock to the Company Officers and Directors upon the merger of Ultimate Jukebox, Inc. and NetMusic Corp. The preferred stock was convertible to common stock at a rate of one common share per two preferred shares. The shares were valued at their par value which was equal to $1,520.

Prior to 2007, the Company issued an aggregate of 1,430,491 shares of common stock for services rendered.  The shares were valued at $4,130,667, based on the market price on the date of issuance.

Prior to 2007, the Company issued an aggregate of 1,214,127 shares of common stock to convert debt to equity.  The shares were valued at $2,387,825, based on the market price on the date of issuance.

Prior to 2007, the Company issued an aggregate of 302,643 shares of common stock in private placements.  The consideration received was $522,700.

In the years ended December 31, 2007, and 2008, the Company issued an aggregate of 10,575,000 and 5,500,000 shares respectively of common stock for services rendered.  The shares were valued at $970,000 and $230,000 respectively, based on the market price on the date of issuance.

During 2007, the Company issued an aggregate of 1,350,000 shares of common stock to convert debt to equity.  The shares were valued at $121,500, based on the market price on the date of issuance.

During 2007, the Company issued 100 shares of Series I Preferred stock for services rendered. The shares are not convertible to common shares and carry an eighty percent voting right. The shares were valued at $101,000, based on a valuation performed by an independent valuation expert.

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008
AND DECEMBER 31, 2007

NOTE 13                      SHARE ISSUANCES SINCE JUNE 18, 2004 (INCEPTION) (CONTINUED)

During 2007, the Company converted 2,400,000 shares of Convertible Series A preferred stock to 1,200,000 shares of common stock. The shares were convertible at a ratio of one share of common stock per two shares of preferred stock.

During 2008, the Company issued 2,275,000 shares of common stock in a private placement.  The consideration received was $10,000.

NOTE 14                      SUBSEQUENT EVENTS

Subsequent to December 31, 2008, the Company issued 4,000,000 shares of Series A Preferred stock, and 100,000 shares of Series G Preferred stock to our Chief Executive Officer as a bonus for services rendered.  Each share of Series A Preferred is convertible to 5 shares of common.  Each share of Series G Preferred is convertible to 1/100 of an ounce of gold, or 20 shares of common, at the shareholder’s option.  The conversion value of the shares was $253,785 as of the date of issuance on August 11, 2009.

Subsequent to December 31, 2008, the Company issued an aggregate of 21,800,000 shares of common stock in private placements.  The consideration received was $173,000.

Subsequent to December 31, 2008, the Company issued an aggregate of 10,000,000 shares of common stock to a private investor to reduce the balance due of deferred compensation to the Chief Executive Officer by $100,000. The deferred compensation was assigned by the Chief Executive Officer to the private investor in lieu of cash, and the assigned liability was immediately converted to equity by the investor. The value of the shares issued according to the market price on the date of issuance was $187,500. The difference between the value of the deferred compensation and the value of the shares issued was recorded as a loss on conversion.

Subsequent to December 31, 2008, the Company issued an aggregate of 2,500,000 shares of restricted Rule 144 common stock for services rendered.  The shares were valued at $29,750, based on the market price on the date of issuance.

Subsequent to December 31, 2009, the Company issued 5,000,000 shares of common stock in a Rule 504 private placement.  The consideration received was $50,000.

Subsequent to December 31, 2009, the Company issued 6,589,147 shares of restricted common stock to Tangiers Investors, LP as a one-time commitment fee of $85,000 in compliance with the October 7, 2009 agreement with Tangiers.

Subsequent to December 31, 2008, the Company announced that it has received notification from Hidalgo Mining International Inc. ("Hidalgo") stating that Hidalgo is "unable to continue with any of its planned efforts on the North Bay Joint Venture projects due to capital needs which cannot be met at this time." As a result, North Bay has elected to exercise its contractual rights to terminate both the Silver Leaf and the Gold Hill Project JV agreements, and will thereby regain its full 100% undivided ownership of both properties.

Subsequent to December 31, 2008, the Company agreed to terms on an earn-in joint venture with Silver Quest Resources Ltd ("Silver Quest") on North Bay's Fawn gold-silver property in central British Columbia, Canada. Upon TSX Venture Exchange acceptance of the terms of the agreement, Silver Quest may acquire an initial 75% interest in the Fawn Property by making aggregate cash payments of $100,000, issuing a total of 150,000 shares, and incurring an aggregate of $1,500,000 in exploration expenditures over four years.

Subsequent to the December 31, 2008, the Company secured $5 Million in financing under an equity line of credit with Tangiers Investors, LP ("Tangiers") to fund the Company's operations and prospective mining acquisitions. North Bay has entered into a Securities Purchase Agreement with Tangiers that provides North Bay the right, but not the obligation, to draw down on the equity line of credit by selling to Tangiers shares of the Company's common stock for a total purchase price of up to $5 Million. Tangiers will pay the Company 90% of the lowest volume weighted average price of the Company's common stock during the pricing period as quoted by Bloomberg, LP on the Over-the-Counter Bulletin Board ("OTCBB"). Tangiers' obligation to purchase shares of the Company's common stock under the Securities Purchase Agreement is subject to certain conditions, including the Company obtaining an effective registration statement for shares of the Company's common stock sold under the Securities Purchase Agreement and is limited to $100,000 per 10 consecutive trading days after the advance notice is provided to Tangiers.  Upon signing the Securities Purchase

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008
AND DECEMBER 31, 2007

NOTE 14                      SUBSEQUENT EVENTS (CONTINUED)

Agreement, the Company has agreed to issue Tangiers $85,000 in restricted stock as a one-time commitment fee.  To meet this obligation, the Company has reserved 6,589,147 shares of restricted common stock for issuance during the quarter ended March 31, 2010.

The company evaluated all subsequent events through the date the financial statements were issued on February 8, 2010

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The estimated expenses of this offering in connection with the issuance and distribution of the securities being registered, all of which are to be paid by the Registrant, are as follows:

Registration Fee	$$35
Legal Fees and Expenses	$20,000
Accounting Fees and Expenses	$29,000
Total	$49,035

Item 14.	Indemnification of Directors and Officers

Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify our directors and officers from and against certain claims arising from or related to future acts or omissions as a director or officer of the Company. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 15.	Recent Sales of Unregistered Securities

During the past three years the Company has had the following unregistered sales of its securities:

2009

During 2009, the Company issued 4,000,000 shares of Series A Preferred stock, and 100,000 shares of Series G Preferred stock to our Chief Executive Officer as a bonus for services rendered.  Each share of Series A Preferred is convertible to 5 shares of common.  Each share of Series G Preferred is convertible to 1/100 of an ounce of gold, or 20 shares of common, at the shareholder’s option.  The conversion value of the shares was $242,000 as of the date of issuance on August 11, 2009.

During 2009, the Company issued an aggregate of 21,800,000 shares of common stock in private placements.  The consideration received was $173,000.

During 2009, the Company issued an aggregate of 10,000,000 shares of common stock to a private investor to reduce the balance due of deferred compensation to the Chief Executive Officer by $100,000. The deferred compensation was assigned by the Chief Executive Officer to the private investor in lieu of cash, and the assigned liability was immediately converted to equity by the investor. The value of the shares issued according to the market price on the date of issuance was $187,500. The difference between the value of the deferred compensation and the value of the shares issued was recorded as a loss on conversion.

During 2009, the Company issued an aggregate of 2,500,000 shares of restricted Rule 144 common stock for services rendered. The shares were valued at $25,000, based on the market price on the date of issuance.

On October 7, 2009, we entered into a Securities Purchase Agreement with Tangiers. Pursuant to the Securities Purchase Agreement, the Company may, at its discretion, periodically sell to Tangiers shares of its common stock for a total purchase price of up to $5,000,000. For each share of common stock purchased under the Securities Purchase Agreement, Tangiers will pay  us 90% of the lowest volume weighted average price of the Company's common stock as quoted by Bloomberg, LP on the Over-the-Counter Bulletin Board or other principal market on which the Company's common stock is traded for the five days immediately following the notice date. The price paid by Tangiers for the Company's stock shall be determined as of the date of each individual request for an advance under the Securities Purchase Agreement. Tangiers’ obligation to purchase shares of the Company's common stock under the Securities Purchase Agreement is subject to certain conditions, including the Company obtaining an effective registration statement for shares of the Company's common stock sold under the Securities Purchase Agreement and is limited to $100,000 per ten consecutive trading days after the advance notice is provided to Tangiers. The Securities Purchase Agreement shall terminate and Tangiers shall have no further obligation to make advances under the Securities Purchase Agreement at the earlier of the passing of 18 months after the date that the Securities and Exchange Commission declares the Company’s registration statement effective or the Company receives advances from Tangiers equal to $5,000,000. Upon the execution of the Securities Purchase Agreement, Tangiers received a one-time commitment fee equal to $85,000 of the Company's common stock divided by the lowest volume weighted average price of the Company's common stock during the 10 business days immediately following the date of the Securities Purchase Agreement, as quoted by Bloomberg, LP.

During 2008, the Company issued 2,275,000 shares of common stock in a private placement.  The consideration received was $10,000.

In the years ended December 31, 2007, and 2008, Company issued an aggregate of 10,575,000 and 5,500,000 shares of common stock, respectively for services rendered.  The shares were valued at $970,000 and $230,000 respectively, based on the market price on the date of issuance.

During 2007, the Company issued an aggregate of 1,350,000 shares of common stock to convert debt to equity.  The shares were valued at $121,500, based on the market price on the date of issuance.

During 2007, the Company issued 100 shares of Series I Preferred stock for services rendered.  The shares were valued at $101,000, based on the value assigned by an independent valuation expert.

During 2007, the Company converted 2,400,000 shares of Convertible Series A preferred stock to 1,200,000 shares of common stock. The shares were convertible at a ratio of one share of common stock per two shares of preferred stock.

Prior to 2007, the Company issued an aggregate of 1,430,491 shares of common stock for services rendered.  The shares were valued at $4,130,667, based on the market price on the date of issuance.

Prior to 2007, the Company issued an aggregate of 1,214,127 shares of common stock to convert debt to equity.  The shares were valued at $2,387,825, based on the market  price on the date of issuance.

Prior to 2007, the Company issued an aggregate of 302,643 shares of common stock in private placements.  The consideration received was $522,700.

In instances described above where we issued securities in reliance upon Regulation D, we relied upon Rule 504 of Regulation D of the Securities Act. Those stockholders who received the securities in such instances made representations that (a) the stockholder is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the stockholder agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the stockholder has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (d) the stockholder had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (e) the stockholder has no need for the liquidity in its investment in us and could afford the complete loss of such investment. Management made the determination that the investors in instances where we relied on Regulation D are accredited investors (as defined in Regulation D) based upon management’s inquiry into their sophistication and net worth. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

In instances described above where we indicate that we relied upon Section 4(2) of the Securities Act in issuing securities, our reliance was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

Item 17.                      Undertakings

(A)  The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment of the Registration Statement) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to the purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(B)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 14 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 16.	Exhibits

EXHIBIT	DESCRIPTION
3 (i)	Articles of Incorporation
3(ii)	Bylaws
3 (iii)	Merger and Name Change Certification
5.1	Opinion re Legality
10.0	Tangiers Securities Purchase Agreement dated October 7, 2009
10.1	Tangiers Securities Registration Rights Agreement dated October 6, 2009
10.2	Fawn Property/Silver Quest Resources Ltd. Joint Venture Agreement
10.3	Coronation Gold Property/Lincoln Resources, Inc. Joint Venture Agreement
14	Code of Ethics
23.1	Consent of Auditor
23.2	Consent of Attorney (filed as Exhibit 5.1 above)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 10th day of February 2010.

NORTH BAY RESOURCES INC.

Date: February 10, 2010	By:	/s/ Perry Leopold
Perry Leopold
Chief Executive Officer, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Chairman of the Board

POWER OF ATTORNEY

Each director and/or officer of the registrant whose signature appears below hereby appoints Perry Leopold as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this Registration Statement (and to any registration statement filed pursuant to Rule 462 under the Securities Act of 1933).

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Perry Leopold	Chairman of the Board and Principal Executive Officer and Principal Financial Officer, Principal Accounting Officer	February 10, 2010
Perry Leopold

/s/ Fred Michini	Director	February 10, 2010
Fred Michini